Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT, dated as of August 19, 2025 (this “Amendment”), among Upbound Group, Inc. (f/k/a Rent-A-Center, Inc.), a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto and JPMorgan Chase Bank, N.A, as administrative agent (the “Administrative Agent”) which shall amend that certain Term Loan Credit Agreement, dated as of February 17, 2021, among the Borrower, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent (as previously amended by the First Amendment, dated as of September 21, 2021, as previously amended by the Second Amendment, dated as of June 15, 2023, as previously amended by the Third Amendment, dated as of May 28, 2024 and as further amended, supplemented or modified prior to the execution hereof, the “Credit Agreement”; and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Initial Term Loans to the Borrower (the “Existing Term Loans”) pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 2.27 of the Credit Agreement, the Borrower may incur Refinancing Term Loans in order to refinance the outstanding principal amount of the Existing Term Loans by entering into an amendment with Lenders agreeing to provide such Refinancing Term Loans (such Refinancing Term Loans, the “2025 Refinancing Term Loans” and the Lenders agreeing to provide the 2025 Refinancing Term Loans, the “2025 Refinancing Term Lenders”; and the commitments of 2025 Refinancing Term Lenders to make 2025 Refinancing Term Loans, the “2025 Refinancing Term Commitments”);

WHEREAS, in accordance with Section 2.24(a) of the Credit Agreement, the Borrower desires to incur Incremental Term Loans (the “2025 Incremental Term Loans”) in an aggregate principal amount of $77,041,728.73 (on terms identical to those applicable to the 2025 Refinancing Term Loans);

WHEREAS, the Borrower desires that the 2025 Refinancing Term Loans and the 2025 Incremental Term Loans will constitute a single Class of Loans (the “2025 Term Loans”);

WHEREAS, each Lender holding Existing Term Loans outstanding immediately prior to the effectiveness of this Amendment (each, an “Existing Term Lender”) that executes and delivers a consent to this Amendment substantially in the form of Exhibit A hereto (each, an “Amendment Consent”) and thereby elects the “Cashless Consent Option” in respect of its Existing Term Loans as amended by this Amendment (each such lender, a “Continuing Lender”; and each Existing Term Lender that is not a Continuing Lender, a “Non-Continuing Lender”) shall be deemed, upon effectiveness of this Amendment, to have consented to the amendments to the Credit Agreement set forth herein and to continue as a Lender under the Amended Credit Agreement;

WHEREAS the 2025 Refinancing Term Commitments of the Continuing Lenders and the other 2025 Refinancing Term Lenders are as set forth across from such Person’s name on Exhibit B attached hereto;

WHEREAS, each Person identified as a “2025 Incremental Term Lender” on Exhibit C attached hereto (collectively, the “2025 Incremental Term Lenders” and together with the 2025 Refinancing Term Lenders, the “2025 Term Facility Lenders”) agrees to provide 2025 Incremental Term Loans to the Borrower in the amount set forth across from such Person’s name on such Exhibit C on the Fourth Amendment Effective Date (as defined below) (such Lender’s “2025 Incremental Term Loan Commitment”) , in each case, on the terms and subject to the conditions as set forth herein;

WHEREAS, Section 10.1 of the Credit Agreement provides that the Borrower may amend the Credit Agreement with the consent of the Administrative Agent and the requisite Lenders as set forth therein;

WHEREAS, the Borrower desires to make certain amendments to the Credit Agreement as set forth below;

WHEREAS, the Lenders party to this Amendment constitute all of the Lenders under the Credit Agreement on the Fourth Amendment Effective Date;

WHEREAS, Citizens Bank, N.A., HSBC Securities (USA) Inc., Truist Securities, Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd., Texas Capital Bank and First Horizon Bank are the co-syndication agents for the 2025 Term Loans and this Amendment; and

WHEREAS, JPMorgan Chase Bank, N.A., Citizens Bank, N.A., HSBC Securities (USA) Inc., Truist Securities, Inc., Mizuho Bank, Ltd. and MUFG Bank, Ltd. are the joint lead arrangers and joint bookrunners for the 2025 Term Loans and this Amendment (JPMorgan Chase Bank, N.A., in such capacities, the “Lead Left Arranger”);

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party here, it is agreed as follows:

SECTION 1.          Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. Section 1.3 of the Amended Credit Agreement is incorporated herein by reference mutatis mutandis as if fully set forth herein. Unless otherwise indicated herein, section references in this Amendment refer to sections in the Credit Agreement.

SECTION 2.           Amendment.

(a)           Each of the parties hereto agrees that, effective on the Fourth Amendment Effective Date, the Credit Agreement (but, for the avoidance of doubt, not the Schedules or Exhibits attached thereto) shall be amended to delete the stricken text (indicated texturally in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in the page of the Credit Agreement attached as Exhibit D hereto.

(b)           Schedules 4.15, 7.2(e), 7.3(f), 7.7(k), 7.13 and 7.14 of the Existing Credit Agreement are hereby amended and restated as set forth on Annex I hereto.

(c)           From and after the Fourth Amendment Effective Date, (i) each 2025 Term Facility Lender shall be a “Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender thereunder and (ii) the 2025 Term Loans shall be “Loans” and “Initial Term Loans” for all purposes under the Amended Credit Agreement and the other Loan Documents.

(d)           The initial Interest Period for any Borrowings to be made on the Fourth Amendment Effective Date will be a length set forth in the Borrowing Request delivered by the Borrower to the Administrative Agent in connection with such Borrowings.

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(e)           Each of the parties agrees that this Amendment shall constitute a Refinancing Facility Agreement and an Incremental Term Loan Activation Notice.

SECTION 3.           Conditions to Effectiveness of the Amendment. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Fourth Amendment Effective Date”):

(a)           the Administrative Agent shall have received from (i) each 2025 Refinancing Term Lender, (ii) each 2025 Incremental Term Lender, (iii) the Administrative Agent and (iv) each Loan Party, a counterpart of this Amendment signed on behalf of such party;

(b)           the outstanding principal amount of the Existing Term Loans of the Non-Continuing Lenders shall have been paid in full;

(c)           all accrued interest in respect of the Existing Term Loans shall have been paid in full;

(d)           the representations and warranties set forth in Section 4 shall be true and correct in all material respects (or if qualified by materiality, in all respects) on and as of the Fourth Amendment Effective Date;

(e)           at the time of and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(f)            the Administrative Agent shall have received a certificate of the Borrower, dated the Fourth Amendment Effective Date, executed by a Responsible Officer of the Borrower certifying compliance with the requirements set forth in clause (d) and clause (e) of this Section 3;

(g)           the Administrative Agent shall have received a Borrowing Request for the 2025 Term Loans to be made on the Fourth Amendment Effective Date;

(h)           all accrued fees of the Administrative Agent, all fees owed to the Lenders, and (to the extent invoiced at least two Business Days prior to the Fourth Amendment Effective Date except as otherwise agreed by the Borrower) all reasonable, documented and invoiced out-of-pocket expenses required to be paid by the Borrower to the Lenders and the Agents on or before the Fourth Amendment Effective Date shall have been paid to the extent due and payable;

(i)            the Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Fourth Amendment Effective Date, substantially in the form of Exhibit C to the Existing Credit Agreement, with appropriate insertions and attachments, including (A) the certificate of incorporation, in the case of a Loan Party that is a corporation, and certificate of formation, in the case of a Loan Party that is a limited liability company, in each case, certified by the relevant authority of the jurisdiction of organization of such Loan Party as of a recent date, (B) the bylaws, in the case of a Loan Party that is a corporation, and limited liability company agreement or operating agreement, in the case of a Loan Party that is a limited liability company, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, (C) resolutions of the governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (D) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization;

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(j)            the Administrative Agent shall have received the executed legal opinions of Sullivan & Cromwell LLP, New York counsel to the Borrower and certain other local counsel to the Borrower and its Restricted Subsidiaries, as reasonably requested by the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent;

(k)           the Administrative Agent shall have received a solvency certificate from a Responsible Officer in the form of Exhibit L to the Existing Credit Agreement; and

(l)            the Administrative Agent shall have received, at least three Business Days prior to the Fourth Amendment Effective Date, all documentation and other customary information about any Loan Party to the extent reasonable and customary and requested by the Administrative Agent in writing at least 10 Business Days prior to the Fourth Amendment Effective Date that is reasonably required by United States bank regulatory authorities under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4.          Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Fourth Amendment Effective Date and after giving effect to this Amendment:

(a)           Each Loan Party has taken all necessary corporate or similar organizational action to authorize the execution, delivery and performance of this Amendment and this Amendment has been duly executed and delivered on behalf of each Loan Party party hereto. This Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).

(b)           Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (or in all respects if qualified by materiality) on and as of the Fourth Amendment Effective Date as if made on and as of the Fourth Amendment Effective Date, except to the extent expressly made as of an earlier date, in which case such representations and warranties are true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date.

SECTION 5.          Effect on the Loan Documents.

(a)           Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each Loan Party hereby agrees, with respect to each Loan Document to which it is a party, that all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to this Amendment and all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment, as collateral security for its obligations, liabilities and indebtedness under the Amended Credit Agreement and the other Loan Documents.

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(b)           Upon the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Amendment,” “herein,” “hereto,” “hereunder,” “hereof,” or in the other Loan Documents to the “Credit Agreement”, or, in each case, words of like import shall mean and be a reference to the Amended Credit Agreement.

(c)           Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)           The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 6.          Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all of their reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, the reasonable, documented and invoiced fees, charges and disbursements of counsel to the Administrative Agent, all in accordance with and subject to Section 10.5 of the Credit Agreement.

SECTION 7.          GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.          Amendment; Execution in Counterparts. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent and the Required Lenders in accordance with Section 10.1 of the Credit Agreement. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment, any other Loan Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

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SECTION 9.          Notices. All notices hereunder shall be given in accordance with the provisions of Section 10.2 of the Amended Credit Agreement.

SECTION 10.         Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.        Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Amended Credit Agreement.

SECTION 12.         No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or, except as expressly provided herein, constitute a waiver or amendment of any other provision of the Amended Credit Agreement or any Loan Document. Section 10.3 of the Amended Credit Agreement remains in full force and effect and is hereby ratified and confirmed by the Borrower.

SECTION 13.        Integration. This Amendment, the Credit Agreement the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or Arrangers constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT WITH RESPECT TO THE SUBJECT MATTER CONTAINED HEREIN AND THEREIN AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

UPBOUND GROUP, INC.

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: Chief Executive Officer and Chief Financial Officer

BRAVEHEART ACQUISITION, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

GET IT NOW, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

RAC ACCEPTANCE EAST, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

RAC MEXICO HOLDINGS I, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

RAC MEXICO HOLDINGS II, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

[Signature Page to Amendment]

RENT-A-CENTER, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

RENT-A-CENTER EAST, INC.

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

RENT-A-CENTER FRANCHISING INTERNATIONAL, INC.

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

RENT-A-CENTER INTERNATIONAL, INC.

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

RENT-A-CENTER TEXAS, L.P.

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: Chief Executive Officer and Chief Financial Officer

RENT-A-CENTER TEXAS, L.L.C.

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

[Signature Page to Amendment]

RENT-A-CENTER WEST, INC.

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

ACIMA HOLDINGS, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

ACIMA DIGITAL, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President and Treasurer

ACIMA CREDIT SOLUTIONS HOLDCO, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President

ACIMA CREDIT SOLUTIONS, LLC

By:	/s/ Fahmi Karam
Name: Fahmi Karam
Title: President

[Signature Page to Amendment]

BRIDGE IT, INC.

By:	/s/ Zuben Matthews
Name: Zuben Mathews
Title: Chief Executive Officer and Secretary

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a 2025 Refinancing Term Lender and a 2025 Incremental Term Lender

By:	/s/ Rohan Bhatia
Name: Rohan Bhatia
Title: Vice President

[Signature Page to Amendment]

[Lender Signatures on file with the Administrative Agent]

Exhibit A

[See attached]

CONSENT TO AMENDMENT

CONSENT (this “Consent”) to the Fourth Amendment to the Credit Agreement, which amends that certain Term Loan Credit Agreement, dated as of February 17, 2021 (as previously amended by the First Amendment, dated as of September 21, 2021, as previously amended by the Second Amendment, dated as of June 15, 2023, as previously amended by the Third Amendment, dated as of May 28, 2024 and as further amended, supplemented or modified prior to the execution hereof).

Existing Lenders of Existing Term Loans. The undersigned Lender hereby irrevocably and unconditionally approves the Amendment and consents to continue to hold 100% of the outstanding principal amount of its Existing Term Loans (or such lesser principal amount allocated to it by the Lead Left Arranger, in its sole discretion, in connection with final allocations) in the form of 2025 Refinancing Term Loans.

Name of
Institution:	_________________________________________________________________________________________________________

Executing as a Continuing Lender:

By:
Name:
Title:

By:
Name:
Title:

Exhibit B

2025 Refinancing Term Commitments

[Schedule Omitted]

Exhibit C

2025 Incremental Term Loan Commitments

[Schedule Omitted]

Exhibit D

TERM LOAN CREDIT AGREEMENT

among

UPBOUND GROUP, INC. (f/k/a Rent-A-Center, Inc.)

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

Dated as of February 17, 2021

as amended by the First Amendment, Second Amendment ~~and~~, Third Amendment and Fourth Amendment

JPMORGAN CHASE BANK, N.A., CITIZENS BANK, N.A., HSBC SECURITIES (USA) INC. ~~and~~, TRUIST SECURITIES, INC., MIZUHO BANK, LTD. AND MUFG BANK, LTD.

as Lead Arrangers and Bookrunners

CITIZENS BANK, N.A., HSBC SECURITIES (USA) INC., TRUIST SECURITIES, INC., MIZUHO BANK, LTD., MUFG BANK, LTD., TEXAS CAPITAL BANK AND FIRST HORIZON BANK

as Co-Syndication Agents

TABLE OF CONTENTS

		Page
SECTION 1. DEFINITIONS		1
1.1	Defined Terms	1
1.2	Classification of Loans and Borrowings	48
1.3	Other Definitional Provisions	48
1.4	Interest Rate; Benchmark Notification	49
1.5	Divisions	50
1.6	Limited Condition Transaction	~~48~~50
1.7	Calculations	51
1.8	Discontinued Operations	~~50~~52
1.9	Bridge Loans and Escrow Indebtedness	~~50~~52
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS		~~50~~52
2.1	Term Loans	~~50~~52
2.2	Procedure for Term Loan Borrowing	52
2.3	Repayment of Term Loans	53
2.4	~~[Reserved]~~Termination of Initial Term Loan Commitments	~~51~~53
2.5	[Reserved]	~~51~~53
2.6	[Reserved]	~~51~~53
2.7	[Reserved]	~~51~~53
2.8	Fees, etc.	53
2.9	[Reserved]	53
2.10	Optional Prepayments	53
2.11	Mandatory Prepayments and Commitment Reductions	~~52~~54
2.12	Conversion and Continuation Options	~~54~~56
2.13	Limitations on Term Benchmark Tranches	57
2.14	Interest Rates and Payment Dates	57
2.15	Computation of Interest and Fees	58
2.16	Alternate Rate of Interest	58
2.17	Pro Rata Treatment and Payments	~~58~~60
2.18	Requirements of Law	62
2.19	Taxes	63
2.20	Indemnity	~~64~~66
2.21	Change of Lending Office	67
2.22	Replacement of Lenders	67
2.23	[Reserved]	~~65~~67
2.24	Incremental Facilities	~~65~~68
2.25	Loan Purchases	~~67~~69
2.26	Loan Modification Offers	71
2.27	Refinancing Facilities	72
SECTION 3. [RESERVED]		~~71~~74
SECTION 4. REPRESENTATIONS AND WARRANTIES		~~71~~74
4.1	Financial Condition	~~71~~74

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4.2	No Change	74
4.3	Existence; Compliance with Law	74
4.4	Power; Authorization; Enforceable Obligations	~~72~~75
4.5	No Legal Bar	75
4.6	Litigation	75
4.7	No Default	75
4.8	Ownership of Property; Liens	75
4.9	Intellectual Property	75
4.10	Taxes	~~73~~76
4.11	Federal Regulations	~~73~~76
4.12	Labor Matters	~~73~~76
4.13	ERISA	76
4.14	Investment Company Act; Other Regulations	~~74~~77
4.15	Subsidiaries; Capital Stock	77
4.16	Use of Proceeds	77
4.17	Environmental Matters	77
4.18	Accuracy of Information, etc.	~~75~~78
4.19	Security Documents	78
4.20	Solvency	79
4.21	Senior Indebtedness	~~76~~79
4.22	[Reserved]	~~76~~79
4.23	Anti-Corruption Laws, Anti-Money Laundering and Sanctions	~~76~~79
4.24	Affected Financial Institutions	~~76~~79
SECTION 5. CONDITIONS PRECEDENT		~~76~~79
5.1	Conditions to Initial Extension of Credit	~~76~~79
5.2	Conditions to Each Extension of Credit	~~79~~82
SECTION 6. AFFIRMATIVE COVENANTS		~~79~~83
6.1	Financial Statements	~~80~~83
6.2	Certificates; Other Information	~~81~~84
6.3	Payment of Taxes	~~81~~85
6.4	Maintenance of Existence; Compliance	~~82~~85
6.5	Maintenance of Insurance	~~82~~85
6.6	Inspection of Property; Books and Records; Discussions	~~82~~85
6.7	Notices	~~82~~86
6.8	Environmental Laws	~~83~~86
6.9	Post-Closing Actions	~~83~~87
6.10	Additional Collateral, etc.	~~83~~87
6.11	Designation of Subsidiaries	~~85~~88
6.12	Maintenance of Ratings	~~85~~89
SECTION 7. NEGATIVE COVENANTS		~~85~~89
7.1	[Reserved]	~~86~~89
7.2	Indebtedness	~~86~~89
7.3	Liens	~~89~~93
7.4	Fundamental Changes	~~93~~97
7.5	Disposition of Property	~~94~~97

7.6	Restricted Payments	~~95~~100
7.7	Investments	~~97~~101
7.8	Optional Payments and Modifications of Certain Debt Instruments	~~100~~105
7.9	Transactions with Affiliates	~~101~~106
7.10	Sales and Leasebacks	~~102~~106
7.11	Swap Agreements	~~102~~107
7.12	Changes in Fiscal Periods	~~102~~107
7.13	Negative Pledge Clauses	~~102~~107
7.14	Clauses Restricting Subsidiary Distributions	~~103~~108
7.15	Lines of Business	~~104~~109
7.16	Use of Proceeds	~~104~~109
7.17	Outbound Investment Rules	109
SECTION 8. EVENTS OF DEFAULT		~~104~~109
SECTION 9. THE AGENTS		~~107~~112
9.1	Appointment	~~107~~112
9.2	Administrative Agent’s Reliance, Indemnification, Etc.	~~109~~114
9.3	Posting of Communications	~~110~~115
9.4	The Administrative Agent Individually	~~111~~116
9.5	Successor Administrative Agent	~~112~~116
9.6	Acknowledgements of Lenders	~~113~~117
9.7	Collateral Matters	~~114~~119
9.8	Credit Bidding	~~114~~119
9.9	Certain ERISA Matters	~~115~~120
SECTION 10. MISCELLANEOUS		~~116~~121
10.1	Amendments and Waivers	~~116~~121
10.2	Notices	~~117~~122
10.3	No Waiver; Cumulative Remedies	~~118~~123
10.4	Survival of Representations and Warranties	~~118~~123
10.5	Payment of Expenses and Taxes; Indemnification; Limitation of Liability	~~118~~124
10.6	Successors and Assigns; Participations and Assignments	~~120~~125
10.7	Adjustments; Set-off	~~124~~129
10.8	Counterparts; Electronic Execution	~~124~~130
10.9	Severability	~~125~~130
10.10	Integration	~~125~~130
10.11	GOVERNING LAW	~~126~~131
10.12	Submission To Jurisdiction; Waivers	~~126~~131
10.13	Acknowledgements	~~126~~131
10.14	Releases of Guarantees and Liens	~~127~~132
10.15	Confidentiality	~~127~~132
10.16	WAIVERS OF JURY TRIAL	~~129~~134
10.17	USA Patriot Act	~~129~~134
10.18	Intercreditor Agreements	~~129~~134
10.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~129~~134
10.20	Acknowledgement Regarding Any Supported QFCs	~~130~~135

SCHEDULES:

1.1	Term Commitments
4.13	Pension Plans
4.15	Subsidiaries
4.19	UCC Filing Jurisdictions
7.2(e)	Existing Indebtedness
7.2(f)	Acquired Indebtedness
7.3(f)	Existing Liens
7.5(l)	Scheduled Dispositions
7.7(k)	Existing Investments
7.13	Negative Pledge Clauses
7.14	Clauses Restricting Subsidiary Distributions

EXHIBITS:

A	Form of Borrowing Request
B	Form of Interest Election Request
C	Form of Officer’s Certificate
D	Form of Guarantee and Collateral Agreement
E	Form of Assignment and Assumption
F	Form of Compliance Certificate
G	[Reserved]
H-1	U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Not Partnerships for U.S. Federal Income Tax Purposes)
H-2	U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Not Partnerships for U.S. Federal Income Tax Purposes)
H-3	U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
H-4	U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
I-1	Form of Incremental Term Loan Activation Notice
I-2	Form of New Lender Supplement
J	Auction Procedures
K	Form of ABL/Fixed Asset Intercreditor Agreement
L	Form of Solvency Certificate

TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of February 17, 2021, among Upbound Group, Inc. (f/k/a Rent-A-Center, Inc.), a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents from time to time parties hereto.

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1           Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2025 Term Loan Commitment” means (i) as to each 2025 Refinancing Term Lender (as defined in the Fourth Amendment), its obligation to make 2025 Term Loans to the Borrower pursuant to Section 2.1 (including by way of cashless exchange of Existing Term Loans (as defined in the Fourth Amendment) for 2025 Term Loans hereunder pursuant to the Fourth Amendment) in an aggregate principal amount not to exceed the amount set forth opposite such 2025 Term Lender’s name on Exhibit B to the Fourth Amendment under the caption “2025 Refinancing Term Commitments” and (ii) as to each 2025 Incremental Term Lender (as defined in the Fourth Amendment), its obligation to make 2025 Term Loans to the Borrower pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth opposite such 2025 Incremental Term Lender’s name on Exhibit C to the Fourth Amendment under the caption “2025 Incremental Term Commitments”. The initial aggregate amount of the 2025 Term Loan Commitments is $875,000,000.

“2025 Term Lender” means (a) at any time on or prior to the Fourth Amendment Effective Date, any Lender that has a 2025 Term Loan Commitment at such time and (b) at any time after the Fourth Amendment Effective Date, any Lender that holds 2025 Term Loans at such time.

“2025 Term Loans” means, collectively, the 2025 Refinancing Term Loans (as defined in the Fourth Amendment) and the 2025 Incremental Term Loans (as defined in the Fourth Amendment).

“2025 Term Facility” means the facility and commitments utilized in making 2025 Term Loans hereunder.

“2025 Transactions” means (a) the execution, delivery and performance by the Borrower and the other Loan Parties of the Fourth Amendment, the borrowing of Initial Term Loans on the Fourth Amendment Effective Date and the use of proceeds thereof and (b) the payment of the fees, premiums, expenses, closing payments and other similar transaction costs (including upfront or similar fees) payable or otherwise borne by the Borrower and/or its Subsidiaries in connection with the 2025 Transactions and the transactions contemplated thereby.

“ABL Administrative Agent” means JPMorgan Chase Bank, N.A., as administrative agent under the ABL Loan Documents, and its successors and assigns.

“ABL Commitments” means the “Commitments” as defined in the ABL Credit Agreement.

“ABL Credit Agreement” means the ABL Credit Agreement, dated as of February 17, 2021, among the Borrower, the lenders and agents party thereto and the ABL Administrative Agent, as the same may be amended, restated, amended and restated, modified, supplemented, refinanced and/or replaced from time to time in accordance with the terms thereof and the ABL/Fixed Asset Intercreditor Agreement to the extent constituting Permitted Refinancing Indebtedness.

“ABL/Fixed Asset Intercreditor Agreement” means the ABL/Fixed Asset Intercreditor Agreement, dated as of the Closing Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the ABL Administrative Agent, substantially in the form of Exhibit K, as the same may be amended, restated, amended and restated, modified, supplemented and/or replaced (in form reasonably satisfactory to the Administrative Agent) from time to time.

“ABL Loan Documents” means collectively (a) the ABL Credit Agreement, (b) the ABL Security Documents, (c) the ABL/Fixed Asset Intercreditor Agreement, (d) any promissory note evidencing loans under the ABL Credit Agreement and (e) any amendment, restatement, amendment and restatement, waiver, supplement or other modification to any of the documents described in clauses (a) through (d).

“ABL Loans” means loans outstanding under the ABL Credit Agreement.

“ABL Obligations Payment Date” has the meaning set forth in the ABL/Fixed Asset Intercreditor Agreement.

“ABL Priority Collateral” has the meaning set forth in the ABL/Fixed Asset Intercreditor Agreement.

“ABL Representative” has the meaning set forth in the ABL/Fixed Asset Intercreditor Agreement.

“ABL Security Documents” means the collective reference to the Guarantee and Collateral Agreement (as defined in the ABL Credit Agreement) and all other security documents delivered to the ABL Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any ABL Loan Document.

“ABR” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” has the meaning set forth in Section 2.26(a).

~~“Acima” means Acima Holdings, LLC.~~

~~“Acima Acquisition” means the Borrower’s direct or indirect acquisition of the Acquired Business from the existing equityholders of Acima in all material respects in accordance with the terms of the Acquisition Agreement, pursuant to which Merger Sub (as defined in the Acquisition Agreement) will merge with and into Acima, with Acima continuing as the surviving person.~~

~~“Acquired Business” means Acima, together with its Subsidiaries.~~

~~“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of December 20, 2020, by and among the Borrower, Merger Sub (as defined therein), Acima and Aaron Allred, as the Member Representative (as defined therein).~~

“Additional Permitted Amount” has the meaning set forth in the definition of Permitted Refinancing Indebtedness.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Advisory Fees” has the meaning set forth in the definition of Consolidated EBITDA.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents” means the collective reference to the Administrative Agent and any other agent identified on the cover page of this Agreement.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.16 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.16(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement.

“Ancillary Document” has the meaning set forth in Section 10.8.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means (a) (i) with respect to Initial Term Loans constituting ABR Loans, 1.75% per annum and (ii) with respect to Initial Term Loans constituting Term Benchmark Loans or RFR Loans, 2.75% per annum; and

(b)           with respect to Incremental Term Loans of any Series, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Term Loan Activation Notice in respect of such Series.

“Applicable Reference Period” means as of any date of determination, the most recently ended Reference Period for which financial statements with respect to each fiscal quarter included in such Reference Period have been delivered pursuant to Section 6.1(a) or 6.1(b) ~~(or, prior to the delivery of any such financial statements, the Reference Period ended September 30, 2020)~~.

“Approved Electronic Platform” has the meaning set forth in Section 9.3(a).

“Approved Fund” has the meaning set forth in Section 10.6(b).

“Arrangers” means JPMorgan Chase Bank, N.A., Citizens Bank, N.A., HSBC Securities (USA) Inc. ~~and~~, Truist Securities, Inc., Mizuho Bank, Ltd. and MUFG Bank, Ltd.

“Asset Sale” means any Disposition of property or series of related Dispositions of property pursuant to Section 7.5(n) or (o) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $15,000,000 in any single transaction or series of related transactions.

“Asset Sale Percentage” means 100%; provided, that (a) the Asset Sale Percentage shall be reduced to 50% if the Consolidated Secured Leverage Ratio for the Applicable Reference Period calculated on a Pro Forma Basis is less than or equal to ~~1.50~~2.25 to 1.00 but greater than ~~1.00~~1.75 to 1.00 and (b) the Asset Sale Percentage shall be reduced to 0% if the Consolidated Secured Leverage Ratio for the Applicable Reference Period calculated on a Pro Forma Basis is less than or equal to ~~1.00~~1.75 to 1.00.

“Assignee” has the meaning set forth in Section 10.6(b)(i).

“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit E or any other form (including electronic records generated by the use of an electronic Platform) approved by the Administrative Agent.

“Attributable Indebtedness” means in respect of any sale and leaseback transaction, as at the time of determination, the present value (discounted at the implied interest rate in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Auction Manager” has the meaning set forth in Section 2.25.

“Auction Notice” means an auction notice given by the Borrower in accordance with the Auction Procedures with respect to an Auction Purchase Offer.

“Auction Procedures” means the auction procedures with respect to Auction Purchase Offers set forth in Exhibit J hereto.

“Auction Purchase Offer” means an offer by the Borrower to purchase Term Loans of one or more Facilities pursuant to modified Dutch auctions conducted in accordance with the Auction Procedures and otherwise in accordance with Section 2.25.

“Available Amount” means at any time, the excess if any, of:

(a)	the sum (without duplication) of:

(i) an amount equal to 100% of Retained Excess Cash Flow;

(ii) the Net Cash Proceeds (Not Otherwise Applied) received after the Closing Date and on or prior to such date from any issuance of Qualified Capital Stock by the Borrower (other than any such issuance to a Group Member);

(iii) the Net Cash Proceeds of Indebtedness and Disqualified Capital Stock of the Borrower, in each case incurred or issued after the Closing Date, which have been exchanged or converted into Qualified Capital Stock;

(iv) the Net Cash Proceeds of Dispositions of Investments made using the Available Amount on or after the Closing Date;

(v) to the extent not already included in Consolidated Net Income, returns, profits, distributions and similar amounts received in cash or Cash Equivalents on Investments made using the Available Amount on or after the Closing Date;

(vi) the Investments made on or after the Closing Date using the Available Amount of the Borrower and its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated into the Borrower or any of its Restricted Subsidiaries or the fair market value of the assets of any Unrestricted Subsidiary that have been transferred to the Borrower or any of its Restricted Subsidiaries;

(vii) the Net Cash Proceeds of Dispositions after the Closing Date of Unrestricted Subsidiaries and Joint Ventures;

(viii) the aggregate amount received after the Closing Date and on or prior to such date by the Borrower or any Restricted Subsidiary in cash from any dividend or other distribution by an Unrestricted Subsidiary or a Joint Venture (except to the extent increasing Consolidated Net Income);

(ix) the aggregate amount of the Declined Amounts (calculated from the Closing Date) Not Otherwise Applied; and

(x) the greater of (A) $~~242,300,000~~313,000,000 and (B) 50% of Consolidated EBITDA for the Applicable Reference Period; minus

(b)           the sum of all (x) Restricted Payments made on or after the Closing Date and prior to such time in reliance on Section 7.6(g), (y) Investments made on or after the Closing Date, prior to such time in reliance on Section 7.7(r) and (z) Restricted Debt Payments made on or after the Closing Date and prior to such time in reliance on Section 7.8(a)(v), in each case utilizing the Available Amount or portions thereof in effect on the date of any such Restricted Payment, Investment or Restricted Debt Payment.

“Available Incremental Amount” means, on any date, the sum of the following:

(a)	the Base Incremental Amount;

(b)	the Voluntary Prepayment Amount;

(c)	with respect to any Indebtedness secured on a pari passu basis with the Initial Term Facility, an unlimited amount, so long as after giving effect to the incurrence of such Indebtedness under this clause (c), the Consolidated Senior Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, is equal to or less than either (i) 2.00 to 1.00 or (ii) in the case of any such Indebtedness incurred in connection with a Permitted Acquisition or Investment, the Consolidated Senior Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to giving pro forma effect to such Permitted Acquisition or Investment;

(d)           with respect to any Indebtedness secured on a junior basis to the Initial Term Facility, an unlimited amount, so long as after giving effect to the incurrence of such Indebtedness under this clause (d), the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, is equal to or less than either (i) 2.00 to 1.00 or (ii) in the case of any such Indebtedness incurred in connection with a Permitted Acquisition or Investment, the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to giving pro forma effect to such Permitted Acquisition or Investment; and

(e)           with respect to any unsecured Indebtedness, an unlimited amount, so long as after giving effect to the incurrence of such Indebtedness under this clause (e), either (i) the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, is equal to or less than either (x) 2.50 to 1.00 or (y) in the case of any such Indebtedness incurred in connection with a Permitted Acquisition or Investment, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to giving pro forma effect to such Permitted Acquisition or Investment or (ii) the Consolidated Cash Interest Coverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, is equal to or greater than either (x) 2.00:1.00 or (y) in the case of any such Indebtedness incurred in connection with a Permitted Acquisition or Investment, the Consolidated Cash Interest Coverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to giving pro forma effect to such Permitted Acquisition or Investment.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.16.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as now and hereafter in effect, or any successor statute.

“Bankruptcy Plan” means a reorganization or plan of liquidation pursuant to any Debtor Relief Laws.

“Base Incremental Amount” means as of any date, an amount equal to (a) the greater of (i) $~~500,000,000~~625,000,000 and (ii) 100% of Consolidated EBITDA calculated on a Pro Forma Basis for the Applicable Reference Period less (b) the aggregate principal amount of Incremental Term Loans and Incremental Equivalent Debt established prior to such date in reliance on the Base Incremental Amount.

“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.16.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)	the Adjusted Daily Simple SOFR;

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender” has the meaning set forth in Section 10.7(a).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning set forth in the preamble hereto.

~~“Borrower Debt Repayment” means the repayment of, termination of all commitments under and the discharge of and release of all security and guarantees in respect of (i) the Existing Term Loan Facility and (ii) the Existing ABL Facility, in each case, as amended, supplemented or otherwise modified.~~

“Borrower Materials” has the meaning set forth in Section 10.15(a).

“Borrowing” means Loans of the same Facility and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Request” means a request by the Borrower for a borrowing of Loans in accordance with Section 2.2, which shall be substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Brigit” means Bridge IT, Inc., a Delaware corporation and its Restricted Subsidiaries.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, in addition to the foregoing, (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Term Benchmark Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Loans, or any other dealings of such Term Benchmark Loans, “Business Day” shall only include any such day that is a U.S. Government Securities Business Day.

“Capital Expenditures” means for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a finance lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that is required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $ 250,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000.

“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each Subsidiary of any such Person.

“CFC Holding Company” means each Domestic Subsidiary substantially all of the assets of which consist of Capital Stock of one or more (a) CFCs or (b) Persons described in this definition.

“Change of Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) of Capital Stock of the Borrower representing more than 40% of the aggregate ordinary (in the absence of contingencies) voting power represented by the issued and outstanding Capital Stock of the Borrower. Notwithstanding the preceding sentence or any provision of Rule 13d-3 of the Exchange Act (as in effect on the Closing Date), a person or “group” shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Closing Date” means February 17, 2021.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment” means, with respect to any Lender, such Lender’s Initial Term Loan Commitment, Incremental Term Loan Commitment of any Series or any combination thereof (as the context requires).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to Section 9.3, including through an Approved Electronic Platform.

“Compliance Certificate” means a certificate duly executed by a Responsible Officer substantially in the form of Exhibit F.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Interest Coverage Ratio” means as at the last day of any Reference Period, the ratio of (a) Consolidated Cash Interest Expense for such period to (b) Consolidated EBITDA for such period.

“Consolidated Cash Interest Expense” means for any period, (a) total cash interest expense (including imputed interest expense attributable to payments of Finance Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Specified Indebtedness of the Borrower and its Restricted Subsidiaries (excluding all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) plus (b) commissions, discounts, yield and other fees and charges (including Securitization Fees) incurred in connection with any Qualified Securitization Transaction which are payable to Persons other than the Borrower and its Restricted Subsidiaries. For the purposes of calculating Consolidated Cash Interest Expense for any Reference Period pursuant to any determination of the Consolidated Cash Interest Coverage Ratio, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated Cash Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Cash Interest Expense attributable to any Restricted Subsidiary that is the subject of such Material Disposition for such Reference Period~~,~~ and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated Cash Interest Expense for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period ~~and (iii) in the case of any Reference Period which includes any fiscal quarter ended on or prior to the Closing Date, for each such fiscal quarter ended on or prior to the Closing Date, Consolidated Cash Interest Expense shall be deemed to be $18,552,158, in each case subject to any pro forma adjustments (other than in respect of the Acima Acquisition) permitted under this Agreement.~~.

“Consolidated Cash Taxes” means for any period, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate amount of all income and similar Taxes, to the extent the same are payable in cash with respect to such period.

“Consolidated Current Assets” means at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be reflected in “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date and including, for purposes of this definition, all rental inventory.

“Consolidated Current Liabilities” means at any date, all amounts that would, in conformity with GAAP, be reflected in “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of ABL Loans to the extent otherwise included therein.

“Consolidated EBITDA” means for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of:

(a)            provisions for taxes based on income or profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including penalties and interest relating to tax examinations,

(b)            interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans, the ABL Loans and the Unsecured Notes),

(c)            depreciation and amortization expense, including amortization of capitalized expenses for software-as-a-service solutions for accounting,

(d)            non-cash charges, losses, expenses, accruals and provisions, including stock-based compensation and sale of assets not in the ordinary course of business (but excluding any such non-cash charge to the extent that it represents an accrual or reserve for cash expenses in any future period),

(e)            amortization of intangibles (including, but not limited to, impairment of goodwill) and organization costs,

(f)            any extraordinary, unusual or non-recurring charges, expenses or losses, including, (i) legal settlement expenses and recoveries, (ii) non-recurring natural disaster related-charges and (iii) infrequent or unusual inventory adjustments,

(g)            any fees and expenses incurred during such period in connection with any Investment (including any Permitted Acquisition), Disposition, issuance of Indebtedness or Capital Stock, or amendment or modification of any debt instrument, in each case permitted under this Agreement, including (i) any such transactions undertaken but not completed and any transactions consummated prior to the Closing Date and (ii) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, in each case paid in cash during such period (collectively, “Advisory Fees”),

(h)            any fees and expenses incurred in connection with the 2025 Transactions, including Advisory Fees and (solely for purposes of this clause (h)) cash charges or expenses in respect of strategic market reviews, stay or sign-on bonuses, integration-related bonuses, restructuring, consolidation, severance or discontinuance of any portion of operations, employees and/or management,

(i)             the amount of “run-rate” cost savings, operating expense reductions, operating improvements, revenue enhancements, business optimizations and synergies that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to be realized as a result of mergers and other business combinations, Permitted Acquisitions, divestitures, insourcing initiatives, cost savings initiatives, plant consolidations, openings and closings, product rationalization and other similar initiatives after the Closing Date, in each case to the extent not prohibited by this Agreement (collectively, “Initiatives”) (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements, revenue enhancements, business optimizations and synergies had been realized on the first day of the relevant Reference Period), net of the amount of actual benefits realized in respect thereof; provided that (i) actions in respect of such cost-savings, operating expense reductions, operating improvements, revenue enhancements, business optimizations and synergies have been, or will be, taken within 12 months of the applicable Initiative, (ii) no cost savings, operating expense reductions, operating improvements, revenue enhancements, business optimizations or synergies shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges otherwise added to (or excluded from) Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (iii) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (i) to the extent occurring more than eight fiscal quarters after the applicable Initiative and (iv) with respect to any Reference Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Reference Period pursuant to this clause (i) and clause (j) below shall not exceed 25% of Consolidated EBITDA (calculated after giving effect to any add-backs pursuant to this clause (i) and clause (j) below),

(j)             non-recurring cash expenses or charges recognized for restructuring costs, integration costs and business optimization expenses in connection with any Initiative; provided that with respect to any Reference Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Reference Period pursuant to this clause (j) and clause (i) above shall not exceed 25% of Consolidated EBITDA (calculated after giving effect to any add-backs pursuant to this clause (j) and clause (i) above),

(k)            fees, costs, expenses and charges associated with contract terminations; provided that with respect to any Reference Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Reference Period pursuant to this clause (k) shall not exceed 5% of Consolidated EBITDA (calculated after giving effect to any add-backs pursuant to this clause (k)),

(l)             losses, charges and expenses related to the early extinguishment of Indebtedness, hedge agreements or other derivative instruments (including deferred financing fees),

(m)           losses, charges and expenses attributable to abandoned, closed, Disposed or discontinued operations and losses, charges and expenses related to the abandonment, closure, Disposal or discontinuation thereof,

(n)           charges, expenses and other items described in the model delivered by the Borrower to the Arrangers on December 14, 2020, and

(o)            legal and professional fees and expenses incurred in connection with the 2025 Transactions,

minus,

(x)            to the extent included in the statement of such Consolidated Net Income for such period, the sum of:

(i)	interest income,

(ii)           any extraordinary, unusual or non-recurring income or gains (including,whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business),

(iii)	income tax credits (to the extent not netted from income tax expense),

(iv)          any other non-cash income (other than normal accruals in the ordinary course of business for non-cash income that represents an accrual for cash income in a future period),

(v)           gains related to the early extinguishment of Indebtedness, hedge agreements or other derivative instruments (including deferred financing fees), and

(vi)          gains attributable to abandoned, closed, Disposed or discontinued operations, and

(y)           any cash payments made during such period in respect of items described in clause (d) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio, Consolidated Senior Secured Leverage Ratio or Consolidated Cash Interest Coverage Ratio, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period~~,~~ and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period ~~and (iii) in the case of any Reference Period which includes any fiscal quarter ended on or prior to the Closing Date, if the respective Reference Period (a) includes the fiscal quarter of the Borrower ended September 30, 2020, Consolidated EBITDA for such fiscal quarter shall be deemed to be $166,560,166, (b) includes the fiscal quarter of the Borrower ended June 30, 2020, Consolidated EBITDA for such fiscal quarter shall be deemed to be $131,999,152, (c) includes the fiscal quarter of the Borrower ended March 31, 2020, Consolidated EBITDA for such fiscal quarter shall be deemed to be $112,667,268 and (d) includes the fiscal quarter of the Borrower ended December 31, 2019, Consolidated EBITDA for such fiscal quarter shall be deemed to be $104,651,226, in each case subject to any pro forma adjustments (other than in respect of the Acima Acquisition) permitted under this Agreement.~~.

“Consolidated Leverage Ratio” means as at the last day of any Reference Period, the ratio of (a)(i) Consolidated Total Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:

(a)            the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries;

(b)            the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions;

(c)            the undistributed earnings of any Restricted Subsidiary (other than a Securitization Subsidiary) of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary;

(d)            any income (or loss) for such period attributable to the early extinguishment of Indebtedness or Swap Obligations; and

(e)            the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period.

“Consolidated Priority Debt” means at any date, Consolidated Total Debt at such date that is secured by a Lien on any Collateral (other than Indebtedness that is secured only by Liens on Collateral that are pari passu or junior to the Liens on such Collateral securing the Initial Term Loans).

“Consolidated Priority Leverage Ratio” means as of the last day of any Reference Period, the ratio of (a)(i) Consolidated Priority Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such date to (b) Consolidated EBITDA for such period.

“Consolidated Secured Debt” means at any date, Consolidated Total Debt at such date that is secured by a Lien on any property of any Group Member.

“Consolidated Secured Leverage Ratio” means as at the last day of any Reference Period, the ratio of (a)(i) Consolidated Secured Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such day to (b) Consolidated EBITDA for such period.

“Consolidated Senior Secured Debt” means at any date, Consolidated Total Debt (other than Indebtedness that is secured only by Liens that are junior to the Liens securing the Initial Term Loans) at such date that is secured by a Lien on any property of any Group Member.

“Consolidated Senior Secured Leverage Ratio” means as at the last day of any Reference Period, the ratio of (a)(i) Consolidated Senior Secured Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such day to (b) Consolidated EBITDA for such period.

“Consolidated Total Assets” means at any date of determination, the total assets, in each case reflected on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which a balance sheet is available, determined in accordance with GAAP (and, in the case of any determination related to the incurrence of Indebtedness or Liens or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Debt” means at any date (without duplication), all Finance Lease Obligations, purchase money Indebtedness, Indebtedness for borrowed money and letters of credit (but only to the extent drawn and not reimbursed), in each case of the Borrower and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow”.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (including its Organizational Documents).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 10.20.

“Credit Party” means the Administrative Agent or any other Lender and, for the purposes of Section 10.13 only, any other Agent and any Arranger.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

~~“Debt Repayment” means the (i)  Target Debt Repayment and (ii)  Borrower Debt Repayment.~~

“Declined Amount” has the meaning set forth in Section 2.11(f).

“Default” means any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration within 180 days of receipt of such Designated Non-Cash Consideration.

“Disposition” means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition (in one transaction or in a series of related transactions) of any property by any Person (including any issuance of Capital Stock by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock” means with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)            matures or is mandatorily redeemable (other than solely for Capital Stock of such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock) whether pursuant to a sinking fund obligation or otherwise;

(b)            is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Capital Stock (other than solely for Capital Stock of such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock); or

(c)            is redeemable (other than solely for Capital Stock of such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock) or is required to be repurchased by the Borrower or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Capital Stock outstanding on the Closing Date, the Closing Date); provided, however, that (i) Capital Stock of any Person that would not constitute Disqualified Capital Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of an “asset sale”, “condemnation” or a “change of control” (or similar event, however denominated) shall not constitute Disqualified Capital Stock if any such requirement becomes operative only after repayment in full (or offer to repay in full) of all the Loans and all other Obligations that are accrued and payable, (ii) Capital Stock of any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (iii) only such portion of the Capital Stock that matures, is mandatorily redeemable, or is convertible or exchangeable prior to such date as set forth in clauses (a) through (c) above shall constitute Disqualified Capital Stock.

“Disqualified Lenders” means (a) certain banks, financial institutions, other institutional lenders and other Persons that have been specified in writing to the Administrative Agent by the Borrower prior to the ~~Third~~Fourth Amendment Effective Date, (b) competitors of the Borrower and its Restricted Subsidiaries and any affiliate of such competitor, in each case, that is identified in writing to the Administrative Agent by the Borrower from time to time and (c) any affiliates of the entities described in the foregoing clauses (a) or (b) that are clearly identifiable as affiliates of such entities solely on the basis of the similarity of their names (other than affiliates that constitute bona fide debt funds primarily investing in loans). In no event shall the designation of any Person as a Disqualified Lender apply (x) to disqualify any Person until three (3) Business Days after such Person shall have been identified in writing to the Administrative Agent via electronic mail submitted to JPMDQ_Contact@jpmorgan.com (or to such other address as the Administrative Agent may designate to the Borrower from time to time). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, this definition) or is otherwise party to a pending trade as of the date of such notice, (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender.

“Dollars” and “$” means dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Early Maturing Notes” means the Unsecured Notes and any extension, refinancing, replacement or renewal thereof that has a scheduled maturity date prior to 91 days after the Scheduled Maturity Date.

“ECF Percentage” means 50%; provided, that (a) the ECF Percentage shall be reduced to 25% if the Consolidated Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is less than or equal to ~~1.50~~2.25 to 1.00 but greater than ~~1.00~~1.75 to 1.00 and (b) the ECF Percentage shall be reduced to 0% if the Consolidated Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is less than or equal to ~~1.00~~1.75 to 1.00.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any commercial bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities, other than, in each case, (i) a natural person or (ii) except to the extent permitted under Sections 2.25 and 10.6(e), the Borrower, any Subsidiary or any other Affiliate of the Borrower or (iii) a Disqualified Lender.

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health insofar as involving exposure to harmful or deleterious substances or the environment, as now or may at any time hereafter be in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications or authorizations required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow” means for any fiscal year of the Borrower and with respect to the Borrower and its Restricted Subsidiaries, the excess, if any, of:

(a)            the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over

(b)            the sum, without duplication, of

(i)            the amount of all non-cash income included in arriving at such Consolidated Net Income,

(ii)           the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of long-term Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount or the proceeds of any issuance of Capital Stock of the Borrower),

(iii)          without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of Restricted Payments made by the Borrower in cash during such fiscal year pursuant to Section 7.6(b), Section 7.6(d) and Section 7.6(j) (excluding the principal amount of Indebtedness incurred in connection with such Restricted Payments and any Restricted Payments made with proceeds of any issuance of Capital Stock of the Borrower),

(iv)          the aggregate amount of all voluntary prepayments of Funded Debt (other than (A) the Term Loans, (B) Pari Passu Secured Indebtedness, (C) the ABL Loans and (D) any other revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereof) of the Borrower and its Restricted Subsidiaries made during such fiscal year (excluding any such prepayments financed with the Available Amount or the proceeds of any issuance of Capital Stock of the Borrower or the issuance of any Indebtedness),

(v)           the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder),

(vi)          increases in Consolidated Working Capital for such fiscal year,

(vii)         the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,

(viii)        to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes paid during such fiscal year,

(ix)           to the extent not otherwise deducted from Consolidated Net Income, interest expense and any cash payments in respect of premium, make-whole or penalty payments in respect of Indebtedness of the Borrower and its Restricted Subsidiaries for such year,

(x)            without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of cash consideration paid by the Borrower and the Restricted Subsidiaries during such fiscal year to make Permitted Acquisitions and Investments permitted by Section 7.7(h), Section 7.7(t), Section 7.7(u) and Section 7.7(v) (excluding any such Permitted Acquisitions or other Investments financed with the proceeds of any Reinvestment Deferred Amount, the Available Amount or the proceeds or any issuance of Capital Stock of the Borrower or the issuance of any Indebtedness),

(xi)           cash charges included in clauses (a) through (~~l~~e) of the definition of “Consolidated Net Income” and

(xii)          without duplication of amounts deducted from Excess Cash Flow in prior periods and, at the option of the Borrower, the aggregate cash consideration (x) required to be paid by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or other Investments anticipated to be consummated pursuant to Section 7.7(h), Section 7.7(t), Section 7.7(u) or Section 7.7(v), (y) expected to be paid in connection with Restricted Payments pursuant to Section 7.6(b), Section 7.6(d), or Section 7.6(j) (“Planned Distributions”) and (z) expected to be paid in connection with planned Capital Expenditures of the Borrower and its Restricted Subsidiaries (the “Planned Expenditures”), in each case during the period of four consecutive fiscal quarters of the Borrower following the end of the applicable fiscal year for which Excess Cash Flow is being calculated (except to the extent financed with the proceeds of Indebtedness, any Reinvestment Deferred Amount, the proceeds of any issuance of Capital Stock of the Borrower or utilizing the Available Amount); provided that to the extent the aggregate amount of cash actually utilized to finance such Permitted Acquisitions, Investments, Restricted Payments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, Planned Distributions and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters.

“Excess Cash Flow Application Date” has the meaning set forth in Section 2.11(c).

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year ending December 31, ~~2022~~2026.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) any Unrestricted Subsidiary, (b) any Immaterial Subsidiary, (c) any non-Wholly Owned Subsidiary, (d) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date such Subsidiary was acquired (so long as such contractual obligation was not entered into in contemplation of such acquisition) from guaranteeing the Obligations or which would require a governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, (e) any CFC or CFC Holding Company, (f) any Domestic Subsidiary of a Foreign Subsidiary, (g) not-for-profit Subsidiaries and captive insurance companies, (h) the Insurance Subsidiary, (i) any Subsidiary whose provision of a guarantee would have a cost that is excessive in relation to the value afforded thereby as determined by the Administrative Agent in its reasonable discretion and (j) any Securitization Subsidiary. Each Excluded Subsidiary as of the Closing Date is set forth on Schedule 4.15.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) a Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.22) or (ii) a Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to a Credit Party’s failure to comply with Section 2.19(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

~~“Existing ABL Facility” means that certain ABL Credit Agreement, dated as of August 5, 2019, among the Borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, supplemented or otherwise modified.~~

~~“Existing Term Loan Facility” means that certain Term Loan Credit Agreement, dated as of August 5, 2019, among the Borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, supplemented or otherwise modified.~~

“Facility” means each of (a) the Initial Term Commitments and the Initial Term Loans made thereunder (the “Initial Term Facility”) and (b) the Incremental Term Loans of any Series (each, an “Incremental Term Facility”). Additional Facilities may be established pursuant to Section 2.26 and/or Section 2.27. For the avoidance of doubt, on the Fourth Amendment Effective Date the sole Facility is the Initial Term Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned to such term in Section 1.4.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Finance Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“First Amendment” means that certain First Amendment to Term Loan Credit Agreement, dated as of September 21, 2021, among the Borrower, the other Loan Parties, Continuing Lenders (as defined in the First Amendment), the Consenting Non-Continuing Lenders (as defined in the First Amendment), the Fronting Lender (as defined in the First Amendment) and the Administrative Agent.

~~“First Amendment Effective Date” means September 21, 2021.~~

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.50%.

“Foreign Benefit Arrangement” means any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Group Member, any ERISA Affiliate or any other entity related to a Group Member on a controlled group basis.

“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not such plan is subject to ERISA) that is not subject to US law and is maintained or contributed to by any Group Member, or ERISA Affiliate or any other entity related to a Group Member on a controlled group basis.

“Foreign Plan Event” means with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.

“Foreign Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment to Term Loan Credit Agreement, dated as of the Fourth Amendment Effective Date, among the Borrower, the other Loan Parties, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” means August 19, 2025.

“Funded Debt” means as to any Person, all Specified Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, including Indebtedness in respect of the Loans, the ABL Loans and the Unsecured Notes.

“Funding Office” means the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Funding SPV” means Radiant Funding SPV, LLC, a Delaware limited liability company.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations to promptly amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s results of operations and/or financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the SEC.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members” means the collective reference to the Borrower and its Restricted Subsidiaries.

“Guarantee and Collateral Agreement” means the Term Loan Guarantee and Collateral Agreement, dated as of the Closing Date, executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit D, as the same may be amended, restated, amended and restated, modified, supplemented and/or replaced (in form reasonably satisfactory to the Administrative Agent) from time to time.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or reasonable indemnity obligations entered into in connection with any acquisition or disposition of assets. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Immaterial Subsidiary” means any Restricted Subsidiary that is not a Material Subsidiary and that is designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary”; provided that if (i) as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.1(a) or (b), the aggregate tangible assets of Immaterial Subsidiaries, as of the last day of such fiscal quarter, is greater than 5% of Consolidated Total Assets or (ii) the aggregate contribution of Immaterial Subsidiaries to Consolidated EBITDA for the Applicable Reference Period is greater than 5% of Consolidated EBITDA for such Applicable Reference Period, then one or more Restricted Subsidiaries that are not Material Subsidiaries shall promptly be designated by the Borrower in writing to the Administrative Agent as a “Material Subsidiary” until such excess has been eliminated. Each Immaterial Subsidiary as of the Closing Date is set forth on Schedule 4.15.

“Incremental Equivalent Debt” means any Indebtedness incurred by a Loan Party in the form of one or more series of secured or unsecured bonds, debentures, notes or similar instruments (including “mezzanine” debt and bridge loans) or term loans; provided that (a) if such Indebtedness is secured, (i) such Indebtedness shall be secured by the Collateral on a pari passu or junior basis to the Initial Term Loans (but, in each case, without regard to the control of remedies) and shall not be secured by any property or assets of any Group Member other than the Collateral and (ii) a representative, trustee, collateral agent, security agent or similar Person acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement reasonably satisfactory to the Administrative Agent, (b) such Indebtedness does not mature earlier than the date that is 91 days after the Latest Maturity Date then in effect at the time of incurrence thereof and has a weighted average life to maturity no shorter than the Facility of Term Loans with the Latest Maturity Date in effect at the time of incurrence of such Indebtedness, (c) such Indebtedness contains mandatory prepayment and redemption terms, covenants and events of default that are either (x) customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall include financial maintenance covenants only to the extent any such financial maintenance covenant is (i) applicable only to periods after the Latest Maturity Date then in effect at the time of incurrence thereof or (ii) included in or added to the Loan Documents for the benefit of the Lenders) or (y) when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not materially more favorable to the lenders or investors providing such Incremental Equivalent Debt, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect at the time of incurrence thereof or that are included in or added to the Loan Documents for the benefit of the Lenders), in the case of each of clauses (x) and (y), as conclusively determined by the Borrower in good faith, and (d) such Indebtedness is not guaranteed by any Person other than Loan Parties.

“Incremental Limited Condition Term Facility” means an Incremental Term Facility incurred to finance a Limited Condition Transaction.

“Incremental Term Facility” has the meaning set forth in the definition of “Facility”.

“Incremental Term Lenders” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Activation Notice” means a notice substantially in the form of Exhibit I-1 or in such other form as is reasonably acceptable to the Administrative Agent; provided that if such Incremental Term Loan Activation Notice is to effect amendments to this Agreement or the other Loan Documents as contemplated by Section 2.24(d), the Administrative Agent shall, in each case, have executed such Incremental Term Loan Activation Notice.

“Incremental Term Loan Closing Date” means any Business Day designated as such in an Incremental Term Loan Activation Notice.

“Incremental Term Loan Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Term Loan Activation Notice and Section 2.24, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Loan Maturity Date” means with respect to the Incremental Term Loans to be made pursuant to any Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall not be earlier than the Latest Maturity Date.

“Incremental Term Loans” means any term loans made pursuant to Section 2.24(a).

“Indebtedness” means of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Finance Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but only to the extent of the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property), and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements; provided that Indebtedness shall not include (i) trade payable and accrued expenses incurred in the ordinary course of business and not more than 120 days overdue, (ii) ordinary course intercompany liabilities having a term not exceeding 365 days (inclusive of any roll-over or extension of terms) or any other ordinary course intercompany liabilities not constituting Specified Indebtedness, (iii) prepaid or deferred revenue arising in the ordinary course of business, (iv) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such assets, (v) deferred compensation payable to employees, officers and directors and (vi) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Any Indebtedness for which proceeds have been escrowed or otherwise deposited to repay, defease, redeem or satisfy and discharge such Indebtedness shall not be deemed outstanding.

“Indemnified Liabilities” has the meaning set forth in Section 10.5.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.5(d).

“Initial Term Commitment” means ~~as to any Lender, the obligation of such Lender, if any, to make Initial Term Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Initial Term Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate Initial Term~~the 2025 Term Loan Commitments ~~on the Closing Date is $875,000,000~~.

“Initial Term Lenders” means ~~each Lender that holds an Initial~~the 2025 Term ~~Loan~~Lenders.

“Initial Term Loans” ~~has the meaning set forth in Section 2.1~~means the 2025 Term Loans.

“Initial Term Percentage” means, as to any Initial Term Lender, the percentage which the aggregate amount of such Lender’s Initial Term Loan Commitment then outstanding constitutes of the aggregate amount of the Initial Term Loan Commitments then outstanding.

“Initiatives” has the meaning set forth in the definition of Consolidated EBITDA.

“Insolvent” means with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Insurance Subsidiary” means Legacy Insurance Co., Ltd., a Bermuda company and a Wholly Owned Subsidiary of the Borrower formed for the sole purpose of writing insurance only for the risks of the Borrower and its Subsidiaries.

“Insurance Subsidiary Indebtedness Cap” means, as of any time of determination, (a) $95,000,000 plus (b) the lesser of (i) the Unrestricted Cash owned by the Insurance Subsidiary as of such time of determination and (ii) $50,000,000.

“Intellectual Property” means the collective reference to all rights in and to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including with respect to any copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, confidential and proprietary know-how and processes, all registrations and applications therefor, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreements” means the ABL/Fixed Asset Intercreditor Agreement and any other intercreditor agreement substantially in the form of Exhibit K as may be amended, restated, amended and restated, modified, supplemented and/or replaced (in form reasonably satisfactory to the Administrative Agent) from time to time.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.12 and the definition of “Interest Period”, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the final maturity date of such Loan, (c) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the final maturity date of such Loan and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period” means as to any Term Benchmark Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term Benchmark Loan and ending one, three or six months thereafter, as selected by the Borrower in its Borrowing Request or Interest Election Request, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice in an Interest Election Request submitted to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)             if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)            the Borrower may not select an Interest Period under a particular Facility that would extend beyond the date final payment is due on the relevant Term Loans;

(iii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;

(iv)           no tenor that has been removed from this definition pursuant to Section 2.16(f) shall be available for specification in such Borrowing Request or Interest Election Request; and

(v)            there shall be no more than ten Interest Periods outstanding at any point in time.

“Investments” has the meaning set forth in Section 7.7.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means a joint venture, partnership or other similar arrangement entered into by the Borrower or any Restricted Subsidiary, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary be considered to be a Joint Venture.

“Junior Secured Indebtedness” means Term Loan Refinancing Indebtedness and Incremental Equivalent Debt (and any Permitted Refinancing Indebtedness in respect of the foregoing), in each case that is secured by a Lien on the Collateral that is junior to the Lien on Collateral securing the Initial Term Loans.

“Latest Maturity Date” means at any date of determination, the latest scheduled maturity date applicable to any Loan hereunder at such time, including in respect of any Incremental Term Facility.

“LCT Election” has the meaning set forth in Section 1.6.

“LCT Test Date” has the meaning set forth in Section 1.6.

“Lender-Related Person” has the meaning set forth in Section 10.5.

“Lenders” means the Initial Term Lenders ~~(as defined in the Third Amendment)~~ and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

“Liabilities” means any losses, obligations, claims (including intraparty claims), damages, demands, penalties, judgments, suits, costs, expenses, disbursements or liabilities of any kind.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any finance lease having substantially the same economic effect as any of the foregoing); provided that a “Lien” as defined herein shall not include any license, sublicense or similar right with respect to Intellectual Property.

“Limited Condition Transaction” means any Investment that the Borrower or a Restricted Subsidiary is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the applicable agreement) and whose consummation is not conditioned on the availability of, or on obtaining, third party financing (it being understood that a “marketing period” or similar concept is not a financing condition).

“Loan” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Security Documents, the Intercreditor Agreements, the Notes and any amendment, restatement, amendment and restatement, waiver, supplement or other modification to or refinancing or replacement of any of the foregoing, including the First Amendment, Second Amendment ~~and~~, Third Amendment and Fourth Amendment.

“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.26.

“Loan Modification Offer” has the meaning set forth in Section 2.26(a).

“Loan Parties” means the Borrower and the Subsidiary Guarantors.

“Majority Facility Lenders” means with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans outstanding under such Facility.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Market Capitalization” means an amount equal to (~~i~~a) the total number of issued and outstanding shares of common stock of the Borrower on the date of the declaration of a Restricted Payment multiplied by (~~ii~~b) the arithmetic mean of the closing prices per share of such common stock on the principal securities exchange on which such common stock is traded for the 20 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Group Members in excess of $55,000,000.

“Material Adverse Effect” means ~~(a) on the Closing Date, a “Company Material Adverse Effect” (as defined in the Acquisition Agreement as of Closing Date) and (b) after the Closing Date,~~ a material adverse effect on (i) the business, property, operations or financial condition, of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents to which they are a party or (iii) the validity or enforceability of the Loan Documents or the rights and remedies of the Administrative Agent under the Loan Documents, taken as a whole.

“Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Group Members in excess of $55,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans) or Swap Obligations of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount of $75,000,000 or more; provided that any Indebtedness outstanding under the ABL Credit Agreement shall be deemed to be Material Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of any Swap Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and/or any applicable Restricted Subsidiary would be required to pay if the applicable Swap Agreement were terminated at such time.

“Material Subsidiary” means, as of any date of determination, each Restricted Subsidiary (a) with total assets (including the value of Capital Stock of its subsidiaries) on such date of determination greater than 5.0% of Consolidated Total Assets, (b) whose contribution to Consolidated EBITDA for the Applicable Reference Period exceeds 5% of Consolidated EBITDA for the Applicable Reference Period or (c) that is designated as a “Material Subsidiary” pursuant to the definition of Immaterial Subsidiary.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, radioactivity, and any other substances, materials or wastes, that are regulated pursuant to or that could give rise to liability under any Environmental Law.

“Maturity Date” means ~~February 17, 2028~~the earlier of (a) August 19, 2032 (the “Scheduled Maturity Date”) and (b) 91 days prior to the scheduled maturity date of any Early Maturing Notes if as of such 91st day there are any Early Maturing Notes outstanding.

“Mexico Operations” means the operations in Mexico of the Borrower and its Subsidiaries.

“MFN Provision” has the meaning set forth in Section 2.24(a).

“Minimum Extension Condition” has the meaning set forth in Section 2.26(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Group Member or any ERISA Affiliate (i) makes or is obligated to make contributions, (ii) during the preceding five plan years, has made or been obligated to make contributions or (iii) has any actual or contingent liability.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Group Member or any ERISA Affiliate) at least two of whom are not under common control, as such a Plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means (a) in connection with any Disposition or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds actually received by the Group Members by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, auditor fees, printer fees, SEC filing fees, brokerage fees, amounts required to be applied to the repayment of Indebtedness ((i) including repayments pursuant to the ABL Credit Agreement and (ii) other than the Loans, any Pari Passu Secured Indebtedness or any Junior Secured Indebtedness) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition or Recovery Event and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof, including (in connection with any Asset Sale by a Foreign Subsidiary or Recovery Event relating to any asset of a Foreign Subsidiary) any taxes paid or reasonably estimated to be payable as a result of the repatriation of such proceeds to the Borrower, any reserve established in accordance with GAAP (provided that upon release of any such reserve, the amount released shall be considered Net Cash Proceeds) and any payment amount required to be paid by law, rule or regulation upon receipt to a third party related to the transaction (including to labor unions, work councils and environmental trusts), in each case as determined by the Borrower in good faith; provided that for purposes of Section 2.11(b), proceeds in respect of any Asset Sale or Recovery Event shall only constitute “Net Cash Proceeds” to the extent the Net Cash Proceeds received in respect thereof exceed $15,000,000, and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, auditor fees, printer fees, SEC filing fees, brokerage fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Lender” has the meaning set forth in Section 2.24(b).

“New Lender Supplement” has the meaning set forth in Section 2.24(b).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Not Otherwise Applied” means in respect of any amount, such amount has not previously been (and is not currently being) applied to any other use or transaction.

“Notes” means the collective reference to any promissory note evidencing Loans.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Debt Declined Amount” has the meaning set forth in Section 2.11(b).

“Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Pari Passu Secured Indebtedness” means Term Loan Refinancing Indebtedness and Incremental Equivalent Debt (and any Permitted Refinancing Indebtedness in respect of the foregoing), in each case that is secured by Liens on the Collateral that are pari passu to the Liens on Collateral securing the Initial Term Loans.

“Participant” has the meaning set forth in Section 10.6(c).

“Participant Register” has the meaning set forth in Section 10.6(c).

“Patriot Act” has the meaning set forth in Section 10.17.

“Payment” has the meaning assigned to it in Section 9.6(c).

“Payment Notice” has the meaning assigned to it in Section 9.6(c).

“PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA and any successor entity performing similar functions.

“Pension Plan” means any employee benefit plan (including a Multiple Employer Plan, but not including a Multiemployer Plan) that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (i) which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Group Member or any ERISA Affiliate or (ii) with respect to which any Group Member or any ERISA Affiliate has any actual or contingent liability.

“Permitted Acquisition” means the purchase or other acquisition (including by merger, consolidation or amalgamation) by the Borrower or any Restricted Subsidiary of all or a majority of the Capital Stock of, or all or substantially all of the property of, any Person, or of any business or division of any Person or any Investment by a Group Member in a Restricted Subsidiary that serves to increase the Capital Stock ownership of such Group Member in such Restricted Subsidiary; provided that with respect to each purchase or other acquisition (i) after giving effect thereto, the Borrower and its Restricted Subsidiaries are in compliance with Section 7.15, (ii) immediately before and immediately after giving effect on a pro forma basis to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (iii) any such newly created or acquired Subsidiary shall, to the extent required by Section 6.10, comply with the requirements of Section 6.10.

“Permitted Amendment” means an amendment to this Agreement and/or the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.26, providing for an extension of the scheduled maturity date and/or amortization applicable to the Loans of the Accepting Lenders of a relevant Facility and, in connection therewith, which may also provide for (a)(i) a change in the Applicable Margin with respect to the Loans of the Accepting Lenders subject to such Permitted Amendment and/or (ii) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders in respect of such Loans, (b) changes to any prepayment premiums with respect to the applicable Loans of a relevant Facility, (c) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new Facility of Loans and/or commitments resulting therefrom and (d) additional amendments to the terms of this Agreement and/or the other Loan Documents applicable to the applicable Loans of the Accepting Lenders that are less favorable to such Accepting Lenders than the terms of this Agreement and/or the other Loan Documents, as applicable, prior to giving effect to such Permitted Amendments and that are reasonably acceptable to the Administrative Agent.

“Permitted Refinancing Indebtedness” means with respect to any Indebtedness of any Person (the “Original Indebtedness”), any modification, refinancing, refunding, replacement, renewal or extension of such Indebtedness, in whole or in part; provided, that (i) no Person that is not an obligor with respect to the Original Indebtedness shall be an obligor with respect to such Permitted Refinancing Indebtedness, (ii) the final maturity and weighted average life to maturity of such Indebtedness shall not be shortened as a result of such modification, refinancing, refunding, replacement, renewal or extension, (iii) in the case of any modification, refinancing, refunding, replacement, renewal or extension of Indebtedness incurred pursuant to Section 7.2(a), (b) or (bb), the mandatory prepayment and redemption terms, covenants and events of default of such Indebtedness are either (x) not materially more favorable (taken as a whole, as conclusively determined by the Borrower in good faith) to the lenders providing such Indebtedness than those terms (taken as a whole) applicable to the Original Indebtedness (except to the extent such terms apply solely to any period after the Latest Maturity Date or are applied for the benefit of the Term Loans then outstanding) or (y) reflect market terms and conditions at the time of incurrence or issuance, as conclusively determined by the Borrower in good faith, (iv) (x) in the case of any Original Indebtedness consisting of a revolving credit facility, the committed amount does not exceed the committed amount in respect of the Original Indebtedness and (y) in each case (including in respect of a revolving credit facility), the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Original Indebtedness, except in each case by an amount (such amount, the “Additional Permitted Amount”) equal to unpaid accrued interest, fees, and premium (including make-whole premiums, prepayment premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge) thereon at such time plus reasonable fees and expenses incurred in connection with such modification, refinancing, refunding, replacement, renewal or extension (including upfront fees and original issue discount), (v) for the avoidance of doubt, the Original Indebtedness is paid down (or, with respect to revolving credit facilities, commitments in respect thereof are reduced (together with, if applicable, payments of principal)) on a Dollar-for-Dollar basis by such Permitted Refinancing Indebtedness (other than by the Additional Permitted Amount), (vi) if the Original Indebtedness shall have been subordinated to the Obligations, such Permitted Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect (taken as a whole) to the Lenders and (vii) such Permitted Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

“Permitted Unsecured Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries (a) that is not (and any Guarantee Obligations thereof by any Group Member are not) secured by any collateral (including the Collateral), (b) that does not mature earlier than the date that is 91 days after the Latest Maturity Date then in effect at the time of incurrence thereof and has a weighted average life to maturity no shorter than the Facility of Term Loans with the Latest Maturity Date in effect at the time of incurrence of such Indebtedness, (c) that contains mandatory prepayment and redemption terms, covenants and events of default that are either (x) customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall include financial maintenance covenants only to the extent any such financial maintenance covenant is (i) applicable only to periods after the Latest Maturity Date then in effect at the time of incurrence thereof or (ii) included in or added to the Loan Documents for the benefit of the Lenders) or (y) when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not materially more favorable to the lenders or investors providing such Permitted Unsecured Indebtedness, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect at the time of incurrence thereof or that are included in or added to the Loan Documents for the benefit of the Lenders), in the case of each of clauses (x) and (y), as conclusively determined by the Borrower in good faith, and (e) that is not guaranteed by any Person other than on an unsecured basis by Group Members.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Planned Distributions” has the meaning set forth in the definition of “Excess Cash Flow”.

“Planned Expenditures” has the meaning set forth in the definition of “Excess Cash Flow”.

“Platform” has the meaning set forth in Section 10.15.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means, with respect to the calculation of any test or covenant hereunder, such test or covenant being calculated after giving effect to (a) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (b) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (c) any Material Acquisition, (d) any Material Disposition, (e) any assumption, incurrence, repayment or other Disposition of Indebtedness, (f) the granting or assumption of any Lien and (g) in connection with the foregoing, the making of any Restricted Payment (all of the foregoing, “Applicable Transactions”) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so designated, acquired or sold (to the extent available) and the consolidated financial statements of the Borrower and its Restricted Subsidiaries, which shall be reformulated as if all Applicable Transactions during the Applicable Reference Period, or subsequent to the Applicable Reference Period and on or prior to the date of such calculation, had been consummated at the beginning of such period (and shall include, with respect to any Material Acquisition or Material Disposition, any adjustments calculated in accordance with (and subject to the requirements and limitations of) clause (i) of the definition of “Consolidated EBITDA”); provided that with respect to any assumption, incurrence, repayment or other Disposition of Indebtedness (i) if such Indebtedness has a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of calculation had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness if such Swap Obligation has a remaining term as at the date of calculation in excess of 12 months), (ii) interest on Finance Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP, (iii) interest on any Indebtedness under a revolving credit facility shall be based upon the average daily balance of such Indebtedness during the applicable period and (iv) interest on Indebtedness that may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Borrower may designate.

“Pro Forma Financial Statements” has the meaning set forth in Section 4.1(a).

“Prohibited Transaction” has the meaning set forth in Section 406 of ERISA and Section 4975(c) of the Code.

“Projections” has the meaning set forth in Section 6.2(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Purchasing Borrower Party” means any of the Borrower or any Restricted Subsidiary.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 10.20.

“Qualified Capital Stock” means Capital Stock of the Borrower other than Disqualified Capital Stock.

“Qualified Securitization Transaction” means any Securitization Transaction of a Securitization Subsidiary that meets the following conditions:

(a)            the Borrower shall have determined in good faith that such Securitization Transaction (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries;

(b)            all sales of Securitization Assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower); and

(c)            the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure any Indebtedness shall not be deemed a Qualified Securitization Transaction.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member (other than assets that constitute ABL Priority Collateral) that yields gross cash proceeds to any Group Member in excess of $15,000,000.

“Reference Period” means each period of four consecutive fiscal quarters of the Borrower.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Facility Agreement” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower and, if applicable, the Administrative Agent and one or more Refinancing Term Lenders, establishing Refinancing Term Loan Commitments and Refinancing Term Loans and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.27.

“Refinancing Term Lender” has the meaning set forth in Section 2.27(a).

“Refinancing Term Loan Commitments” has the meaning set forth in Section 2.27(a).

“Refinancing Term Loans” has the meaning set forth in Section 2.27(a).

“Register” has the meaning set forth in Section 10.6(b)(iv).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire (including purchases of companies or divisions or lines of business, Permitted Acquisitions and other permitted Investments and purchases of inventory), maintain, develop, construct, improve, upgrade or repair assets useful in its or its Restricted Subsidiaries’ business.

“Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire (including purchases of companies or divisions or lines of business, Permitted Acquisitions and other permitted Investments and purchases of inventory), maintain, develop, construct, improve, upgrade or repair assets useful in the Borrower’s or its Restricted Subsidiaries’ business.

“Reinvestment Prepayment Date” means with respect to any Reinvestment Event, the earlier of (a) the date occurring 18 months after such Reinvestment Event (or if the Borrower or the relevant Restricted Subsidiary, as applicable, has contractually committed within 18 months after such Reinvestment Event to reinvest such Reinvestment Deferred Amount, the date occurring 24 months after such Reinvestment Event) and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the Borrower’s or its Restricted Subsidiaries’ business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, or any successor thereto.

“Relevant Rate” (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR, as applicable.

“Repricing Transaction” means (a) any prepayment of Initial Term Loans with the proceeds of a substantially concurrent incurrence of Indebtedness by any Group Member (other than any such incurrence in connection with a Transformative Acquisition or a Change of Control) the primary purpose of which results in the all-in yield, on the date of such prepayment, being lower than the all-in yield on the Initial Term Loans (with the all-in yield calculated by the Administrative Agent in accordance with standard market practice, taking into account, in each case, any interest rate floors, the Applicable Margin hereunder and the interest rate spreads under such Indebtedness, and any original issue discount and upfront fees applicable to or payable in respect of the Initial Term Loans and such Indebtedness with the original issue discount and upfront fees being equated to interest rate assuming a four-year life to maturity of such Indebtedness (but excluding arrangement, structuring, underwriting, commitment, amendment or other fees regardless of whether paid in whole or in part to any or all lenders of such Indebtedness and any other fees that are not paid generally to all lenders of such Indebtedness)) and (b) any amendment, amendment and restatement or other modification to this Agreement that reduces the all-in yield (calculated as set forth in clause (a) above) of the Initial Term Loans (other than any such amendment, amendment and restatement or other modification effected in connection with a Transformative Acquisition or a Change of Control).

“Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Transaction to repurchase such Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Required Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Requirement of Law” means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means, with respect to any EEA Financial Institution, an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, vice president, finance, or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or vice president, finance, of the Borrower.

“Restricted Debt Payment” has the meaning set forth in Section 7.8(a).

“Restricted Indebtedness” means any Subordinated Indebtedness, any Unsecured Notes and any Permitted Refinancing Indebtedness in respect of any Unsecured Notes.

“Restricted Payments” has the meaning set forth in Section 7.6.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow” means, at any date of determination, an amount, equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for the Excess Cash Flow Periods ended on or prior to such date.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of the ~~Third~~Fourth Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran~~,~~ and North Korea ~~and Syria~~).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, in each case, having jurisdiction over any Group Member, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all comprehensive economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, in each case, having jurisdiction over any Group Member.

“Scheduled Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Amendment” means that certain Second Amendment to Term Loan Credit Agreement, dated as of June 15, 2023, among the Borrower and the Administrative Agent.

“Secured Parties” has the meaning set forth in the Guarantee and Collateral Agreement.

“Securitization Assets” means accounts receivables, lease receivables or other payment obligations owing to the Borrower or such Restricted Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims in each case supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

“Securitization Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable, lease receivable or other right to payment or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Transaction.

“Securitization Subsidiary” means a trust, bankruptcy remote entity or other special purpose entity which is a wholly owned Restricted Subsidiary of the Borrower (or another Person formed for the purposes of engaging in Qualified Securitization Transactions with the Borrower or any Subsidiary of the Borrower in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets) and which is formed for the purpose of and engages in no material business other than acting as an issuer or a depositor or borrower in a Securitization Transaction (and, in connection therewith, owning Securitization Assets and pledging or transferring any of the foregoing or interests therein and engaging in any business or activities incidental or related thereto), and:

(a)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Restricted Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Restricted Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any other Restricted Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)            with which neither the Borrower nor any other Restricted Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and

(c)            to which neither the Borrower nor any other Restricted Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Securitization Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Restricted Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, discount, assign, factor, convey, participate, contribute to capital, grant a security interest in, pledge or otherwise transfer (including for purposes of facilitating a warehouse facility relating to a Securitization Transaction) to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary) any Securitization Assets.

“Security Documents” means the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Series” has the meaning set forth in Section 2.24(a).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, when used with respect to any Person, that, as of any date of determination, (a) the fair value of the assets of such Person will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of such Person will be greater than the amount that will be required to pay the probable liabilities on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Specified Acquisition Agreement Representations” means, with respect to any acquisition contemplated by the Borrower or any Restricted Subsidiary, the representations made by or on behalf of the proposed target of such acquisition in the documentation governing such acquisition (the “Subject Acquisition Agreement”) that are material to the interests of the Lenders, but only to the extent that the Borrower (or its affiliates) has the right (taking into account any applicable cure provisions) to terminate its (or such affiliates’) obligations under the Subject Acquisition Agreement or decline to consummate the applicable acquisition as a result of a breach of such representations and warranties in the Subject Acquisition Agreement.

“Specified Event of Default” means an Event of Default under clauses (a) or (f) of Section 8.

“Specified Indebtedness” means Indebtedness of the types described in clauses (a) and (c) of the definition of “Indebtedness”.

“Specified Representations” means the representations and warranties of the Borrower and the Subsidiary Guarantors set forth in Sections 4.3(a), 4.4(a), 4.5 (solely with respect to no violation of Organizational Documents), 4.11, 4.14, 4.19 and 4.20 and the last sentence of Section 4.23.

“Standard Securitization Undertakings” means representations, warranties, covenants, Repurchase Obligations, indemnities and guarantees of performance entered into by any Group Member that are customary in an asset securitization financing, including those relating to the servicing of the assets of a Securitization Subsidiary.

“Subordinated Indebtedness” means any Specified Indebtedness of any Group Member that is expressly subordinated in right of payment to the Obligations; provided that, for the avoidance of doubt, Indebtedness under the ABL Credit Agreement shall not be considered Subordinated Indebtedness.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means ~~(i)~~ each Restricted Subsidiary of the Borrower that is a ~~Domestic Subsidiary (other than any Excluded Subsidiary) and (ii) each other Restricted Subsidiary that is an obligor under or guarantor in respect of the ABL Loans or any Permitted Refinancing Indebtedness in respect thereof.~~party to the Guarantee and Collateral Agreement.

“Supported QFC” has the meaning assigned to it in Section 10.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap Agreement.

“Syndication Agent” means the Syndication Agent identified on the cover page of this Agreement.

~~“Target Debt Repayment” means the repayment of, termination of all commitments under and the discharge and release of all security and guarantees in respect of the following debt instruments of the Acquired Business: (a) the Credit Agreement, dated as of April 27, 2018, entered into with Comvest Capital IV, L.P., Crystal Financial LLC and the lenders party thereto, (b) the Third Amended and Restated Promissory Note, dated as of April 27, 2018, entered into with Aaron Allred and (c) the Amended and Restated Promissory Note, dated as of April 27, 2018, entered into with Austin Allred and subsequently assigned to Aaron Allred.~~

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Tranche” the collective reference to Term Benchmark Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Term Lenders” means the collective reference to the Initial Term Lenders, the Incremental Term Lenders and the Refinancing Term Lenders.

“Term Loan Refinancing Indebtedness” has the meaning set forth in Section 7.2(a).

“Term Loans” means the collective reference to the Initial Term Loans, the Incremental Term Loans and the Refinancing Term Loans.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Third Amendment” means that certain Third Amendment to Term Loan Credit Agreement, dated as of May 28, 2024, among the Borrower, the other Loan Parties, the Lenders (as defined in the Third Amendment) and the Administrative Agent.

~~“Third Amendment Effective Date” means May 28, 2024.~~

“Trade Date” means with respect to any sale or assignment of rights by a Lender under this Agreement, the date on which such Lender entered into a binding agreement to sell or assign all or a portion of its rights under this Agreement.

~~“Transaction Costs” means fees, premiums, expenses, closing payments and other similar transaction costs (including upfront or similar fees) payable or otherwise borne by the Borrower and/or its Subsidiaries in connection with the Transactions and the transactions contemplated thereby.~~

~~“Transactions” means collectively, (a) the consummation of the Acima Acquisition, (b) the execution, delivery and performance by the Borrower and the other Loan Parties of this Agreement, the borrowing of Loans hereunder and the use of proceeds thereof, (c) the execution, delivery and performance by the Borrower and the other Loan Parties of the ABL Loan Documents, the borrowing of ABL Loans thereunder and the use of proceeds thereof, (d) (w) the issuance by Funding SPV of the Unsecured Notes, (x) the merger of Funding SPV with and into the Borrower, (y) the execution and delivery by the Borrower and the other Loan Parties of a supplemental indenture to the Unsecured Notes Indenture, pursuant to which the Borrower assumes the obligations of Funding SPV as issuer thereunder and the other Loan Parties provide guarantees thereof and (z) the release from escrow of the proceeds of the Unsecured Notes and the use of proceeds thereof, (e) the Debt Repayment and (f) the payment of the Transaction Costs.~~

“Transferee” means any Assignee or Participant.

“Transformative Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary of an unrelated third party that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation (as determined by the Borrower acting in good faith).

“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Alternate Base Rate or, if applicable, the Adjusted Daily Simple SOFR.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America.

“Unrestricted Cash” means unrestricted cash and Cash Equivalents owned by any Group Member (including the Insurance Subsidiary) and not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor (other than Liens created under the Security Documents or the ABL Security Documents (or the comparable security documents governing any Permitted Refinancing Indebtedness in respect of Indebtedness outstanding under the ABL Credit Agreement) and Liens of the type referred to in Section 7.3(u) or Section 7.3(x)); provided that Unrestricted Cash shall only include cash and Cash Equivalents of the Insurance Subsidiary to the extent in excess of any minimum cash amounts that the Insurance Subsidiary is required by law or regulation to maintain.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 6.11 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary.

“Unsecured Notes” means the 6.375% senior unsecured notes issued and sold pursuant to the Unsecured Notes Indenture as the same may be amended, restated, amended and restated, modified and/or supplemented from time to time in accordance with the terms hereof.

“Unsecured Notes Documents” means collectively (a) the Unsecured Notes Indenture, (b) the Unsecured Notes and (c) any amendment, restatement, amendment and restatement, waiver, supplement or other modification to any of the documents described in clauses (a) through (b).

“Unsecured Notes Indenture” means the Indenture, dated as of February 17, 2021, entered into by Funding SPV (to be merged with and into the Borrower) and Truist Bank, as trustee, as the same may be amended, restated, amended and restated, modified and/or supplemented from time to time in accordance with the terms hereof.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning set forth in Section 10.20.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.19(f)(ii)(B)(3).

“Voluntary Prepayment Amount” means as of any date, an amount equal to (a) the sum of the aggregate principal amount of all optional prepayments of Term Loans made after the ~~Closing~~Fourth Amendment Effective Date and prior to such date (excluding prepayments made with the proceeds of long-term Indebtedness) less (b) the aggregate principal amount of Incremental Term Loans and Incremental Equivalent Debt established prior to such date in reliance on the Voluntary Prepayment Amount; provided that (i) no prepayment of Term Loans secured on a junior basis to the Initial Term Facility shall increase the Voluntary Prepayment Amount with respect to Indebtedness to be secured on a pari passu basis with the Initial Term Facility and (ii) no prepayment of unsecured Term Loans shall increase the Voluntary Prepayment Amount with respect to Indebtedness to be secured.

“Wholly Owned Subsidiary” means as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2           Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing”).

1.3           Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)            As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time and (vi) the concept of “letters of credit” shall be construed to include banker’s acceptances.

(c)            The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)            Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings.

1.4           Interest Rate; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.16(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.5           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

1.6          Limited Condition Transaction. Notwithstanding anything in this Agreement or any Loan Document to the contrary when (i) calculating any applicable ratio or financial test or basket or exception in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted or the repayment of Indebtedness (each, a “Specified Transaction”), (ii) determining the accuracy of any representation or warranty (other than in connection with an Incremental Limited Condition Term Facility) or (iii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action (other than in connection with an Incremental Limited Condition Term Facility), in each case of clauses (i) through (iii) in connection with a Limited Condition Transaction, the date of determination of such ratio or financial test or basket or exception, the accuracy of such representation or warranty (but taking into account any earlier date specified therein) or whether any Default or Event of Default has occurred, is continuing or would result therefrom shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness, Liens, Restricted Payments or other transactions and the use of proceeds thereof) such ratios, financial tests, baskets, exceptions, representations and warranties and absence of defaults are calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Reference Period ending prior to the LCT Test Date for which financial statements are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, financial tests, baskets, exceptions, representations and warranties or absence of defaults are exceeded or breached as a result of fluctuations in such ratio or financial test (including due to fluctuations in Consolidated EBITDA), a change in facts or circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, financial tests, baskets, exceptions, representations and warranties and absence of defaults will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such ratios, financial tests, baskets, exceptions and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or financial test or basket or exception with respect to any subsequent acquisition or Investment that the Borrower or a Restricted Subsidiary is contractually committed to consummate on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or financial test or basket or exception shall be calculated on a Pro Forma Basis both (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness, Liens, Restricted Payments or other transactions and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness, Liens, Restricted Payments or other transactions and the use of proceeds thereof) have not been consummated.

1.7           Calculations. Notwithstanding anything in this Agreement or any Loan Document to the contrary (i) the Borrower may rely on more than one basket or exception hereunder (including both ratio-based and non -ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Borrower may, in its sole discretion, at any later time divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions hereunder at such later time (provided that with respect to reclassification of Indebtedness and Liens, any such reclassification shall be subject to the parameters of Sections 7.2 and 7.3, as applicable), (ii) unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of such related transaction (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket or exception and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket or exception (which shall occur within five Business Days of the events in clause (A) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket or exception without regard to any such action under such non-ratio-based basket or exception made in connection with such transaction or series of related transactions; provided that the foregoing shall not apply to any Indebtedness incurred pursuant to Section 7.2(b), (iii) if the Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that if such election is made with respect to any delayed draw facility or other committed debt facility (other than a revolving facility), then in connection with any subsequent calculation of any ratio or financial test or basket or exception with respect to any subsequent incurrence of Indebtedness (including the incurrence of Liens in connection therewith) or Liens, such calculation shall be made assuming the full amount of such delayed draw facility or committed debt facility, as applicable, has been incurred (and any applicable Liens granted) on such date of incurrence for so long as any commitments remain outstanding thereunder, and (iv) if the Borrower or any Restricted Subsidiary incurs Indebtedness under a ratio-based basket or exception, such ratio-based basket or exception (together with any other ratio-based basket or exception utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, Restricted Payments or Restricted Debt Payments) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio or Consolidated Senior Secured Leverage Ratio pursuant to clause (a)(ii) of the definition of such terms), provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio. For example, if the Borrower incurs Indebtedness under the Base Incremental Amount on the same date that it incurs Indebtedness under clause (e) of the definition of “Available Incremental Amount”, then the Consolidated Leverage Ratio and any other applicable ratio will be calculated with respect to such incurrence under clause (e) of the definition of “Available Incremental Amount” without regard to any incurrence of Indebtedness under the Base Incremental Amount. Unless the Borrower elects otherwise, each Incremental Term Facility (or Incremental Equivalent Debt) shall be deemed incurred first under clauses (c), (d) or (e) of the definition of “Available Incremental Amount”, as applicable, to the extent permitted (and calculated prior to giving effect to any substantially simultaneous incurrence of any Indebtedness based on a basket or exception that is not based on a financial ratio, including the Base Incremental Amount and the Voluntary Prepayment Amount), with any balance incurred under the Base Incremental Amount or the Voluntary Prepayment Amount. For purposes of determining compliance with Section 2.24, in the event that any Incremental Term Facility or Incremental Equivalent Debt (or any portion thereof) meets the criteria of any of the clauses of the definition of “Available Incremental Amount”, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Indebtedness (or any portion thereof) in any manner that complies with Section 2.24 on the date of such classification or any such reclassification, as applicable.

1.8           Discontinued Operations. Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

1.9           Bridge Loans and Escrow Indebtedness. For purposes of determining the maturity date of any Indebtedness, (a) customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged and (b) Indebtedness the proceeds of which are deposited into escrow pursuant to customary escrow arrangements pending consummation of a specified acquisition or Investment shall be deemed to have the maturity date of such Indebtedness upon consummation of the specified acquisition or Investment and release of such proceeds from escrow.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1           Term Loans. Subject to the terms and conditions ~~hereof~~set forth in the Fourth Amendment, each Initial Term Lender severally agrees to make ~~term loans denominated in Dollars (the “~~to the Borrower Initial Term Loans~~”) on the Closing Date to the Borrower in an amount~~ denominated in Dollars equal to ~~the amount of its~~such Initial Term Lender’s Initial Term Loan Commitment set forth on Exhibit B or Exhibit C, as applicable, attached to the Fourth Amendment on the Fourth Amendment Effective Date. Subject to Section 2.16, the Term Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.12.

2.2           Procedure for Term Loan Borrowing. To borrow Initial Term Loans on the ~~Closing~~Fourth Amendment Effective Date, the Borrower shall give the Administrative Agent irrevocable notice by submitting a Borrowing Request (which Borrowing Request must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans; provided, that such notice may be received by the Administrative Agent prior to 12:00 Noon, New York City time one Business Day prior to the ~~Closing~~Fourth Amendment Effective Date for a Term Benchmark Borrowing to be made on the ~~Closing~~Fourth Amendment Effective Date, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Initial Term Loans to be borrowed, and (ii) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof and (y) in the case of Term Benchmark Loans, $5,000,000, or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any Borrowing Request from the Borrower, the Administrative Agent shall promptly notify each applicable Term Lender thereof. Each Lender (other than a Continuing Lender (as defined in the Fourth Amendment)) will make the amount of its applicable Commitment available to the Administrative Agent for the account of the Borrower at the applicable Funding Office prior to 10:30 a.m., New York City time, on the Borrowing Date in respect of such Commitments requested by such Borrower in funds immediately available to the Administrative Agent.

2.3           Repayment of Term Loans. (a) The Borrower shall repay the Initial Term Loans on the last day of each March, June, September and December, beginning with ~~June 30, 2021~~December 31, 2025 and ending with the last such day to occur prior to the Maturity Date, in an aggregate principal amount for each such date (as such amount shall be adjusted pursuant to Section 2.17(b) hereof) equal to the aggregate principal amount of the Initial Term Loans outstanding on the ~~Closing~~Fourth Amendment Effective Date multiplied by 0.25%.

(b)            The Incremental Term Loans of each Incremental Term Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Term Loan Activation Notice pursuant to which such Incremental Term Loans were made (as such amount shall be adjusted pursuant to Section 2.17(b)).

(c)            To the extent not previously paid (i) all Initial Term Loans shall be paid on the Maturity Date and (ii) all Incremental Term Loans shall be paid on the Incremental Term Loan Maturity Date applicable thereto.

2.4           ~~[Reserved]~~Termination of Initial Term Loan Commitments~~.~~

. The Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Fourth Amendment Effective Date.

2.5	[Reserved].

2.6	[Reserved].

2.7	[Reserved].

2.8           Fees, etc. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.9	[Reserved].

2.10         Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (subject to Section 2.10(b)), upon revocable notice (which may be conditioned as stated in such notice by the Borrower) delivered to the Administrative Agent (i) no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Term Benchmark Loans, (ii) no later than 1:00 p.m., New York City Time, five Business Days prior thereto, in the case of RFR Loans and (iii) no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, in each case which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans, RFR Loans or ABR Loans; provided, that if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $ 100,000 in excess thereof. All optional prepayments of Term Loans in accordance with this Section 2.10 shall be applied as directed by the Borrower.

(b)            All (i) prepayments of Initial Term Loans pursuant to Section 2.10(a) or Section 2.11(a) effected on or prior to the six-month anniversary of the ~~Third~~Fourth Amendment Effective Date with the proceeds of a Repricing Transaction and (ii) amendments, amendments and restatements or other modifications of this Agreement on or prior to the six-month anniversary of the ~~Third~~Fourth Amendment Effective Date constituting Repricing Transactions shall, in each case, be accompanied by a fee payable to the Initial Term Lenders in an amount equal to 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, in the case of a transaction described in clause (i) of this paragraph, or 1.00% of the aggregate principal amount of Initial Term Loans affected by such amendment, amendment and restatement or other modification (including any such Loans assigned in connection with the replacement of an Initial Term Lender not consenting thereto), in the case of a transaction described in clause (ii) of this paragraph. Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the Lenders in respect of the Initial Term Loans, on the date of such prepayment.

2.11         Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness permitted in accordance with Section 7.2 (other than Term Loan Refinancing Indebtedness)), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans as set forth in Section 2.11(e); provided that prepayments pursuant to this Section 2.11(a) shall be accompanied by any fees payable with respect thereto pursuant to Section 2.10(b).

(b)            If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, the Asset Sale Percentage of such Net Cash Proceeds shall be applied within 10 Business Days after such date toward the prepayment of the Term Loans as set forth in Section 2.11(e); provided, that, notwithstanding the foregoing, no such prepayment shall be required to the extent that the aggregate Net Cash Proceeds received from Asset Sales or Recovery Events is less than in any fiscal year ~~is less than~~, $~~50,000,000~~65,000,000 (it being understood that only amounts in excess of such thresholds shall be required to be applied to any prepayment); provided further that on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.11(e); provided further that, notwithstanding the foregoing, such Net Cash Proceeds may be applied towards the prepayment or purchase of Pari Passu Secured Indebtedness to the extent the documentation governing such Indebtedness requires such a prepayment or purchase with Net Cash Proceeds from any Asset Sale or Recovery Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and all such other Indebtedness (provided that, in the event that the Borrower or applicable Restricted Subsidiary makes an offer to the holders of such Pari Passu Secured Indebtedness to prepay or purchase such Pari Passu Secured Indebtedness in an amount permitted under this Section 2.11(b), to the extent that such offer is declined by holders of such Pari Passu Secured Indebtedness (the declined amount, the “Other Debt Declined Amount”), the Borrower shall be required to prepay Term Loans in an amount equal to such Other Debt Declined Amount as if the Other Debt Declined Amount were Net Cash Proceeds received on the final date by which such declining holders were required to give notice of their Other Debt Declined Amount).

(c)            If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the Term Loans as set forth in Section 2.11(e) the excess of (x) the ECF Percentage of such Excess Cash Flow over (y) solely to the extent not funded with the proceeds of long-term Indebtedness or the proceeds of any issuance of Capital Stock, the aggregate amount of (1) all optional prepayments of Term Loans made during such Excess Cash Flow Period pursuant to Section 2.10, (2) all optional prepayments of Pari Passu Secured Indebtedness made during such Excess Cash Flow Period, (3) all prepayments of ABL Loans during such Excess Cash Flow Period to the extent accompanied by a permanent reduction of the ABL Commitments, and (4) all Loan purchases made during such Excess Cash Flow Period pursuant to Section 2.25 and Section 10.6(e) (provided that the aggregate amount of any such purchase shall be the amount of the Borrower’s cash payment in respect of such purchase). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than 10 Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the Excess Cash Flow Period with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d)            On or after the fifth anniversary of the ~~Closing~~Fourth Amendment Effective Date, the Borrower shall pay in cash all accrued interest and/or original issue discount (as determined for U.S. federal income tax purposes) to the extent necessary so that the Initial Term Loans will not be classified as “applicable high yield discount obligations” under Section 163(i) of the Code (or any successor provision). It is the intent of the Borrower that payments on the Initial Term Loans made pursuant to this Section 2.11(d) be made such that Section 163(e)(5) of the Code (or any successor provision) would not apply to the Initial Term Loans and the provisions of this Agreement related to the Initial Term Loans shall be applied consistently therewith. The computations and determinations made by the Borrower for purposes of this Section 2.11(d) shall be binding upon each Lender.

(e)            Amounts to be applied in connection with prepayments made pursuant to this Section 2.11 shall be applied to the prepayment of the Term Loans in accordance with Section 2.17(b). The application of any prepayment pursuant to this Section 2.11 shall be made first, to ABR Loans, second to RFR Loans, and, third, to Term Benchmark Loans. Each prepayment of the Loans under this Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(f)             With respect to any prepayment pursuant to this Section 2.11 of Initial Term Loans and, unless otherwise specified in the applicable Incremental Term Loan Activation Notice, other Term Loans, any Term Lender, at its option, may elect not to accept such prepayment. The Borrower shall notify the Administrative Agent of any event giving rise to a prepayment under this Section 2.11 at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under this Section 2.11. Any Lender may decline to accept all (but not less than all) of its share of any such prepayment (the “Declined Amount”) by providing written notice to the Administrative Agent no later than two Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If the Lender does not give a notice to the Administrative Agent on or prior to such second Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. Such Lender’s Declined Amount may be retained by the Borrower.

(g)            Notwithstanding any other provisions of this Section 2.11, to the extent any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary, the Net Cash Proceeds of any Recovery Event received by a Foreign Subsidiary or Excess Cash Flow attributable to Foreign Subsidiaries, are prohibited or delayed by any applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of such Foreign Subsidiary) from being repatriated or passed on to or used for the benefit of the Borrower or any applicable Domestic Subsidiary or if the Borrower has determined in good faith that repatriation of any such amount to the Borrower or any applicable Domestic Subsidiary would have material adverse tax consequences (including a material acceleration of the point in time when such earnings would otherwise be taxed) with respect to such amount, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay the Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower or the applicable Domestic Subsidiary, or the Borrower believes in good faith that such material adverse tax consequence would result, and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or the Borrower determines in good faith such repatriation would no longer have such material adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (in the case of Excess Cash Flow, net of additional taxes payable or reasonably estimated to be payable as a result thereof) to the prepayment of the Term Loans pursuant to this Section 2.11 (provided that no such prepayment of the Term Loans pursuant to this Section 2.11 shall be required in the case of any such Net Cash Proceeds or Excess Cash Flow the repatriation of which the Borrower believes in good faith would result in material adverse tax consequences, if on or before the date on which such Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to a Reinvestment Notice (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), the Borrower applies an amount equal to the amount of such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less (in the case of Excess Cash Flow) the amount of additional taxes that would have been payable or reserved against if such Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary).

2.12         Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Term Benchmark Loans or RFR Loans, as applicable, to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election by submitting an Interest Election Request no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Term Benchmark Loans or RFR Loans may only be made on the last day of an Interest Period applicable thereto. The Borrower may elect from time to time to convert ABR Loans to Term Benchmark Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which Interest Election Request shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such Interest Election Request the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)            Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice by submitting an Interest Election Request to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Term Benchmark Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) if a Specified Event of Default is in existence, and provided, further, that if the Borrower shall fail to give any required Interest Election Request as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such Interest Election Request the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13         Limitations on Term Benchmark Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 10 Term Benchmark Tranches shall be outstanding at any one time.

2.14         Interest Rates and Payment Dates. Subject to Section 2.16,

(a)            Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR determined for such day plus the Applicable Margin.

(b)            Each RFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Margin.

(c)            Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(d)            (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2%, and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Initial Term Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(e)            Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.14 shall be payable from time to time on demand.

2.15         Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed (including the first day, but excluding the last day; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on such Loan). The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted Daily Simple SOFR and Adjusted Term SOFR Rate.

(b)            Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a) and (b).

2.16         Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.16, if:

(i)             the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii)            the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lender(s) (as certified by such Lenders) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lender(s) (as certified by such Lenders) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notification shall be made as promptly as practicable after the Administrative Agent obtains knowledge of the cessation of the circumstances referenced in clause (i) above or receives notice from the Required Lenders in respect of the cessation of circumstances referenced in clause (ii) above) with respect to the relevant Benchmark, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of this Section 2.16(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of this Section 2.16(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.16(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.16 (a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.16(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.16), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)	[Reserved].

(d)            In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)            The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non -occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.

(f)             Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)            Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.16, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

2.17         Pro Rata Treatment and Payments. (a) The borrowing by the Borrower from the Initial Term Lenders hereunder shall be made pro rata according to the Initial Term Percentages of the Initial Term Lenders.

(b)            With respect to any Facility, each payment (including each prepayment under this Agreement) by the Borrower on account of principal of and interest on the Term Loans of such Facility shall be made pro rata according to the respective outstanding principal amounts of the Term Loans of such Facility then held by the Term Lenders (except as otherwise provided in Section 2.11(f)). The amount of each principal prepayment of the Term Loans pursuant to Section 2.11 shall be applied to reduce the Initial Term Loans and Incremental Term Loans on a pro rata basis based upon the respective then remaining principal amounts thereof (unless any Incremental Term Lenders have agreed to less than pro rata prepayments) and shall be applied within each Facility to the then remaining installments thereof as directed by the Borrower (or if not so directed, to the then remaining installments thereof in direct order of maturity). Amounts repaid (including amounts pursuant to Section 2.11) and prepaid on account of the Term Loans may not be reborrowed.

(c)	[Reserved].

(d)            All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)            Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(f)             Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average NYFRB Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(g)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.17(e), 2.17(f), 2.19(e) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.18        Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation, administration, implementation or application thereof or compliance by any Lender or other Credit Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made or occurring subsequent to the Closing Date:

(i)             shall subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and

(C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)            shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of Adjusted Term SOFR; or

(iii)           shall impose on such Lender any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to such Lender or such other Credit Party, by an amount that such Lender or other Credit Party deems to be material, of making, converting into, continuing or maintaining Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Credit Party, upon its demand, any additional amounts necessary to compensate such Lender or such other Credit Party for such increased cost or reduced amount receivable. If any Lender or such other Credit Party becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)            If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements or in the interpretation, administration, implementation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)            Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

(d)            A certificate as to any additional amounts payable pursuant to this Section 2.18 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.18, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.18 for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)            Notwithstanding any other provision of this Section 2.18 to the contrary, no Lender shall be entitled to receive any compensation pursuant to this Section 2.18 unless it shall be the general policy or practice of such Lender to seek compensation from other similarly situated borrowers in the syndicated loan market in the United States with respect to its similarly affected loans under agreements with such borrowers having provisions similar to this Section 2.18.

2.19         Taxes.

(a)            Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19), the amounts received with respect to this agreement equal the sum which would have been received had no such deduction or withholding been made.

(b)            The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)            As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.19, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)            The Loan Parties shall jointly and severally indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)             (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

 (A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

 (B)          any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)           to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)           any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.19 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

(i)            For purposes of this Section 2.19, the term “applicable law” includes FATCA.

2.20         Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender sustains or incurs as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans or RFR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Term Benchmark Loans or RFR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Term Benchmark Loans on a day that is not the last day of an Interest Period with respect thereto or (d) the making of a payment or prepayment of RFR Loans or the conversion of RFR Loans on a day which is not the Interest Payment Date with respect thereto. Such indemnification may, with respect to Term Benchmark Loans, include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank market. A certificate as to any amounts payable pursuant to this Section 2.20 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for nine months.

2.21        Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates with the object of avoiding the consequences of such event; provided, that such designation or assignment is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending offices to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.21 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22         Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) or (b) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) [reserved], (iii) prior to any such replacement pursuant to the preceding clause (a), such Lender shall have not eliminated the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Term Benchmark Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, an affiliate of a Lender or an Approved Fund, shall be reasonably satisfactory to the Administrative Agent (in its capacity as such), (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective.

2.23	[Reserved].

2.24         Incremental Facilities. (a)  The Borrower and any one or more Lenders (including New Lenders) may from time to time after the Fourth Amendment Effective Date agree that such Lenders shall make, obtain or increase the amount of their Incremental Term Loans (which may be effected by increasing the amount of any then existing Facility) by executing and delivering to the Administrative Agent an Incremental Term Loan Activation Notice specifying (v) the amount of such Incremental Term Loans, (w) the applicable Incremental Term Loan Closing Date (which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such earlier date as shall be agreed by the Administrative Agent)), (x) the applicable Incremental Term Loan Maturity Date, (y) the amortization schedule for such Incremental Term Loans and (z) the Applicable Margin for such Incremental Term Loans; provided, that (i) the aggregate amount of all Incremental Term Loans established on any date, together with the aggregate amount of Incremental Equivalent Debt incurred on such date, shall not exceed the Available Incremental Amount as of such date, (ii) each Incremental Term Facility shall be in a minimum aggregate principal amount of $25,000,000 (or such lesser amount as may be approved by the Administrative Agent in its reasonable discretion), (iii) the Incremental Term Loans in respect of any Incremental Term Facility and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are (A) if guaranteed, guaranteed on a pari passu basis or junior basis with all of the other Obligations under this Agreement and the other Loan Documents and (B) unsecured or secured by the Collateral (and no other property) and the Liens on the Collateral securing such Incremental Term Loans and all other obligations in respect thereof shall be pari passu with, or junior to, the Liens on the Collateral securing all of the other Obligations under this Agreement and the other Loan Documents, (iv) the Incremental Term Loans in respect of any Incremental Term Facility will be entitled to prepayments on the same basis as the Initial Term Loans unless the applicable Incremental Term Loan Activation Notice specifies a lesser treatment, (v) such Incremental Term Loans shall have a final maturity no earlier than the Latest Maturity Date (determined immediately prior to incurrence of such Incremental Term Loans) (provided that this clause shall not apply to the incurrence of any Incremental Term Loans consisting of Customary Bridge Loans so long as the related Extended Bridge Loans would satisfy this clause (v)), (vi) the weighted average life to maturity of such Incremental Term Facility shall be no shorter than that of any existing Term Loans (except if required in order to make such Incremental Term Loans fungible with any outstanding Term Loans) (provided that this clause shall not apply to the incurrence of any Incremental Term Loans consisting of Customary Bridge Loans so long as the related Extended Bridge Loans would satisfy this clause (vi)), (vii) the all-in-yield (whether in the form of interest rate margins, original issue discount, upfront fees or interest rate floors) and (subject to clauses (v) and (vi) above) amortization schedule applicable to such Incremental Term Facility shall be determined by the Borrower and the Lenders providing such Incremental Term Facility, provided that, in the event that the all-in-yield for any Incremental Term Facility that is secured on a pari passu basis with the Initial Term Facility incurred on or prior to the six-month anniversary of the ~~First~~Fourth Amendment Effective Date shall be more than 50 basis points higher than the corresponding all-in-yield for any then-existing Initial Term Loans as determined by the Administrative Agent in accordance with standard market practices (after giving effect to interest rate margins, original issue discount, upfront fees or interest rate floors, but excluding arrangement, structuring, underwriting or commitment fees, consent fees paid to consenting Lenders or other fees that are not paid generally to all lenders of such Incremental Term Loans), then the all-in- yield with respect to the outstanding Initial Term Loans shall be increased to the amount necessary so that the difference between the all-in-yield with respect to the Incremental Term Facility and the all-in-yield on the outstanding Initial Term Loans is equal to 50 basis points (it being agreed that (x) original issue discount and upfront fees shall be equated to interest on the basis of a four-year average life and (y) any increase in yield to any then-existing Initial Term Loans required due to the application of an interest rate floor shall be effected solely through an increase in (or implementation of, as applicable) any interest rate floor applicable to such then existing Initial Term Loans) (the foregoing, the “MFN Provision”) and (viii) the terms of any Incremental Term Facility shall be on terms and pursuant to documentation to be determined; provided that such terms shall (except to the extent permitted by clause (vi) or (vii) above) be consistent with the terms of the Initial Term Facility or not materially more favorable (taken as a whole) to the Lenders of the applicable Incremental Term Facility compared to the existing Facilities, as determined in good faith by the Borrower and evidenced by a certificate of a Responsible Officer of the Borrower, or otherwise reasonably satisfactory to the Administrative Agent (it being understood that (x) no consent shall be required to the extent such terms apply only after the Latest Maturity Date and (y) to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of the existing Facilities). No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion and the Borrower shall have no obligation to offer to any Lender the opportunity to so participate. Any Incremental Term Loan Commitments established pursuant to an Incremental Term Loan Activation Notice that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Loan Commitments and Incremental Term Loans for all purposes of this Agreement.

(b)            Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.24(a) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit I-2, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c)             [Reserved].

(d)            Each Incremental Term Loan Activation Notice may, without the consent of any Lender (other than the applicable Incremental Term Lenders) effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24. This Section 2.24 shall supersede any provision of Section 10.1 to the contrary.

(e)             It shall be a condition precedent to the availability of any Incremental Term Loans that (i) no Default or Event of Default (or, in the case of any Incremental Limited Condition Term Facility, no Specified Event of Default) shall have occurred and be continuing immediately prior to and immediately after giving effect to the making of such Incremental Term Loans, (ii) the representations and warranties set forth in each Loan Document (or, in the case of any Incremental Limited Condition Term Facility, the Specified Representations and the Specified Acquisition Agreement Representations) shall be true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the Incremental Term Loan Closing Date immediately prior to and immediately after giving effect to the making of such Incremental Term Loans, except to the extent expressly made as of an earlier date, in which case they shall be so true and correct as of such earlier date and (iii) the Borrower shall have delivered such customary legal opinions, board resolutions, secretary’s certificate, officer’s certificate and other documents, in each case consistent with those delivered on the Closing Date, as shall be reasonably requested by the Administrative Agent in connection with any Incremental Term Facility.

2.25         Loan Purchases. (a) Subject to the terms and conditions set forth or referred to below, a Purchasing Borrower Party may from time to time, in its discretion, conduct modified Dutch auctions to make Auction Purchase Offers, each such Auction Purchase Offer to be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.25 and the Auction Procedures, in each case, so long as the following conditions are satisfied:

(i)              no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Term Loans or on the date of the delivery of each Auction Notice;

(ii)             the assigning Lender and the Purchasing Borrower Party shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(iii)            the maximum principal amount (calculated on the face amount thereof) of Term Loans that the Purchasing Borrower Party offers to purchase in any Auction Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent in its reasonable discretion);

(iv)            any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loans may not be resold (it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income or Consolidated EBITDA);

(v)             no more than one Auction Purchase Offer with respect to any Facility may be ongoing at any one time and no more than four Auction Purchase Offers (regardless of Facility) may be made in any one year;

(vi)           at the time of each purchase of Term Loans through an Auction Purchase Offer, the Borrower shall have delivered to the Auction Manager a certificate of a Responsible Officer certifying as to compliance with the preceding clause (i); and

(vii)          each Auction Purchase Offer shall be made to all Lenders of the applicable Facility subject to such Auction Purchase Offer.

(b)            A Purchasing Borrower Party must terminate any Auction Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction Purchase Offer. If a Purchasing Borrower Party commences any Auction Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Auction Purchase Offer have in fact been satisfied), and if at such time of commencement the Purchasing Borrower Party reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Auction Purchase Offer shall be satisfied, then the Purchasing Borrower Party shall have no liability to any Lender for any termination of such Auction Purchase Offer as a result of the failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Auction Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Facility made by a Purchasing Borrower Party pursuant to this Section 2.25, the Purchasing Borrower Party shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Facility up to the settlement date of such purchase.

The Administrative Agent and the Lenders hereby consent to the Auction Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.25 (provided that no Lender shall have an obligation to participate in any such Auction Purchase Offer). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.17 will not apply to the purchases of Term Loans pursuant to and in accordance with the provisions of this Section 2.25. Any party (if any) selected by the Borrower to manage an Auction Purchase Offer (an “Auction Manager”) acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Article IX to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction Purchase Offer.

The foregoing shall not limit the Borrower’s right to purchase Loans in privately negotiated transactions or through open market purchases, in each case pursuant to Section 10.6(e).

2.26        Loan Modification Offers. (a) The Borrower may on one or more occasions after the Closing Date, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all (and not fewer than all) the Lenders of one or more Facilities (each Facility subject to such a Loan Modification Offer, an “Affected Facility”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Loan Modification Offer and (ii) the date on which such Loan Modification Offer is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans of the Lenders of the Affected Facility that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Facility as to which such Lender’s acceptance has been made. With respect to all Permitted Amendments consummated by the Borrower pursuant to this Section 2.26, (i) such Permitted Amendments shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) any Loan Modification Offer, unless contemplating a scheduled maturity date already in effect with respect to any Loans hereunder pursuant to a previously consummated Permitted Amendment, must be in a minimum amount of $25,000,000 (or such lesser amount as may be approved by the Administrative Agent in its reasonable discretion); provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Permitted Amendment that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Loans of any or all Affected Facilities be extended. If the aggregate principal amount of Loans of any Affected Facility in respect of which Lenders shall have accepted the relevant Loan Modification Offer shall exceed the maximum aggregate principal amount of Loans of such Affected Facility offered to be extended by the Borrower pursuant to such Loan Modification Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the relative principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Loan Modification Offer.

(b)            A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrower, each Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless (i) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or if qualified by materiality, in all respects), in each case on and as of such date, except in the case of any such representation and warranty expressly made as of an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (ii) the Borrower shall have delivered, or agreed to deliver by a date following the effectiveness of such Permitted Amendment reasonably acceptable to the Administrative Agent, to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents (including reaffirmation agreements, supplements and/or amendments to the Security Documents, in each case to the extent applicable), in each case consistent with those delivered on the Closing Date, as shall reasonably be requested by the Administrative Agent in connection therewith and (iii) any applicable Minimum Extension Condition shall be satisfied (unless waived by the Borrower). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this Section 2.26, including any amendments necessary to treat the applicable Loans of the Accepting Lenders as a new Facility of loans hereunder (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments); provided that (i) all prepayments of Loans (i.e., both extended and non-extended) shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Loans unless a Permitted Amendment provides for lesser treatment of the Loans of the Accepting Lenders, until the repayment of the non-extended Loans. The Administrative Agent and the Lenders hereby acknowledge that in respect of payments on non-extended Loans on the scheduled maturity date in respect thereof the pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.26. This Section 2.26 shall supersede any provisions in Section 2.17 or Section 10.1 to the contrary.

2.27         Refinancing Facilities~~.~~

(a)            The Borrower may, on one or more occasions after the Closing Date, by written notice to the Administrative Agent, request the establishment hereunder of one or more additional Facilities of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrower as specified in such written notice (the “Refinancing Term Loans”); provided that (i) each Refinancing Term Loan Lender shall be an Eligible Assignee and (ii) if the consent of the Administrative Agent would be required for an assignment of Loans to such Refinancing Term Loan Lender, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, delayed or conditioned.

(b)            The Refinancing Term Loan Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrower, each Refinancing Term Lender providing such Refinancing Term Loan Commitments and the Administrative Agent; provided that no Refinancing Term Loan Commitments shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or if qualified by materiality, in all respects), in each case on and as of such date, except in the case of any such representation and warranty expressly made as of an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrower shall have delivered to the Administrative Agent, or agreed to deliver by a date following the effectiveness of such Refinancing Facility Agreement, such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents (including reaffirmation agreements, supplements and/or amendments to the Security Documents, in each case to the extent applicable), in each case consistent with those delivered on the Closing Date, as shall reasonably be requested by the Administrative Agent in connection therewith and (iv) substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Loans of one or more Facilities in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loans and any reasonable fees, premium and expenses relating to such refinancing (including make-whole premiums, prepayment premiums and any other amounts required to be paid in connection with such prepayment)). The Borrower shall determine the amount of such prepayments allocated to each Facility of outstanding Term Loans, and any such prepayment of Term Loans of any Facility shall be applied to reduce the subsequent scheduled repayments of Term Loans of such Facility to be made pursuant to Section 2.3 as directed by the Borrower.

(c)            The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Term Loan Commitments established thereby and the Refinancing Term Loans to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Term Loan Commitments and Refinancing Term Loans as a new “Facility” for all purposes hereof (provided that with the consent of the Administrative Agent, any Refinancing Term Loan Commitments and Refinancing Term Loans may be treated as a single “Facility” with any then-outstanding existing Commitments or Loans), (ii) the stated termination and maturity dates applicable to such Refinancing Term Loan Commitments or Refinancing Term Loans, provided that (A) such stated termination and maturity dates shall not be earlier than the Maturity Date applicable to the Facility of Term Loans so refinanced and (B) any Refinancing Term Loans shall not have a weighted average life to maturity shorter than the Facility of Term Loans so refinanced, (iii) any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (iv) the interest rate or rates applicable to such Refinancing Term Loans, (v) the fees applicable to such Refinancing Term Loan Commitments or Refinancing Term Loans, (vi) any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to such Refinancing Term Loans, (viii) any voluntary or mandatory prepayment requirements applicable to such Refinancing Term Loans and any restrictions on the voluntary or mandatory prepayments of such Refinancing Term Loans; provided that no Refinancing Term Loans may be voluntarily prepaid for so long as there are Loans outstanding under the Facility from which such Refinancing Term Loans were refinanced (such Facility, the “Original Facility”) unless such payment is made on a ratable basis among the Lenders holding such Refinancing Term Loans and the Lenders under the Original Facility, based on the relative amounts of the Loans under such Facilities, and (ix) whether the Refinancing Term Loans are secured, unsecured, subordinated or guaranteed; provided that, any Refinancing Term Loans (1) shall rank on a pari passu basis or junior basis in right of payment to the Initial Term Loans outstanding hereunder, (2) if secured, shall be (A) subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent and Borrower, (B) secured only by any assets that constitute Collateral and (C) secured by such assets on a pari passu basis or junior basis with the Initial Term Loans outstanding hereunder and (3) if guaranteed, shall not be guaranteed by any entities other than the Subsidiary Guarantors. Except as contemplated by the preceding sentence, the mandatory prepayment and redemption terms, covenants and events of default of the Refinancing Term Loan Commitments and Refinancing Term Loans of a Facility shall either be (x) not materially more favorable, taken as a whole (as conclusively determined by the Borrower in good faith) to the lenders providing such Refinancing Term Loan Commitments or Refinancing Term Loans, as applicable, than those terms (taken as a whole) applicable to the Original Facility (except to the extent such terms apply solely to any period after the Latest Maturity Date or are applied for the benefit of the Term Loans then outstanding) or (y) reflect market terms and conditions at the time of incurrence or issuance, as conclusively determined by the Borrower in good faith.

(d)            The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Term Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this Section 2.27, including any amendments necessary to treat the applicable Refinancing Term Loan Commitments and Refinancing Term Loans as a new Facility of commitments and/or loans hereunder (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments). This Section 2.27 shall supersede any provisions in Section 2.17 or Section 10.1 to the contrary.

SECTION 3. [RESERVED]

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender (it being agreed that on the Closing Date, only the Specified Representations shall be made) that:

4.1           Financial Condition~~. (a) The unaudited pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its consolidated Restricted Subsidiaries as of and for the 12 months ended September 30, 2020 (the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared giving effect (as if such events had occurred on such date (in the case of the balance sheet) or at the beginning of such period (in the case of the statement of income)) to the consummation of the Transactions and the payment of fees and expenses in connection therewith. The Pro Forma Financial Statements have been prepared in good faith and are based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial condition and results of operations of Borrower and its consolidated Restricted Subsidiaries as of and for the 12 months ended at September 30, 2020, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of such period, as applicable.~~

~~(b)~~           . The audited consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at December 31, ~~2019~~2024, and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Restricted Subsidiaries ~~(prior to giving effect to the consummation of the Transactions)~~ as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at March 31, ~~2020,~~2025 and June 30, ~~2020 and September 30, 2020~~2025, and the related unaudited consolidated statements of income, stockholders’ equity and cash flow for the three-month periods ended on such dates, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Restricted Subsidiaries ~~(prior to giving effect to the consummation of the Transactions)~~ as at such dates, and the consolidated results of its operations and its consolidated cash flow for the three-month periods then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein), except that the interim financial statements are subject to year-end adjustments and the absence of footnotes.

4.2           No Change. Since December 31, ~~2019~~2024, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

4.3           Existence; Compliance with Law. Each Group Member (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or similar organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4           Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the corporate or similar organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate or similar organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)            No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19, (iii) filings with the SEC that may be required to be made following the execution and delivery hereof in connection herewith and (iv) immaterial consents, authorizations, filings and notices.

4.5           No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except (other than with respect to such Group Member’s Organizational Documents) for violations that would not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and other Permitted Liens).

4.6          Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues that would reasonably be expected to have a Material Adverse Effect.

4.7           No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8           Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property (except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect), and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9           Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Group Member owns or otherwise has a valid right to use all Intellectual Property material to the conduct of its business as currently conducted, free and clear of all Liens, except as permitted by Section 7.3, and any such Intellectual Property that is owned by any Group Member and registered with any Governmental Authority is subsisting, unexpired and, to the knowledge of each Group Member, valid and enforceable; (ii) the use thereof and the conduct of the business of each of the Group Members does not infringe upon or otherwise violate the rights of any Person; and (iii) no Group Member has, within the past three years, received any material written claim in which any Person challenged the use of any Intellectual Property by any Group Member, or the validity or effectiveness of any Intellectual Property owned by any Loan Party, nor does the Borrower know of any valid basis for any such material claim.

4.10         Taxes. Each Group Member has filed or caused to be filed all federal, state and other material Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member, or (ii) to the extent that the failure to file or pay, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect).

4.11         Federal Regulations. No part of the proceeds of any Borrowing hereunder will be used for “buying” or “carrying” any Margin Stock within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect except in compliance with the provisions of the regulations of the Board.

4.12         Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13        ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) each Group Member and each of their respective ERISA Affiliates (and in the case of a Pension Plan or a Multiemployer Plan, each of their respective ERISA Affiliates) are in compliance with all applicable provisions and requirements of ERISA and the Code and other federal and state laws and the regulations and published interpretations thereunder with respect to each Plan and Pension Plan and have performed all their obligations under each Plan and Pension Plan; (b) no ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur, and no ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (c) each Plan or Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS indicating that such Plan or Pension Plan is so qualified and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently pending before the Internal Revenue Service and, to the knowledge of the Borrower, nothing has occurred subsequent to the issuance of the most recent determination letter which would cause such Plan or Pension Plan to lose its qualified status; (d) no liability to the PBGC (other than required premium payments), the IRS, any Plan or Pension Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Group Member or any of their ERISA Affiliates; (e) each of the Group Members’ ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; (f) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Group Member or any ERISA Affiliate or to which any Group Member or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; (g) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, no Group Member nor any of their respective ERISA Affiliates has any potential liability for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA; (h) there has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan or Pension Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect; and (i) neither any Group Member nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 4.13 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement. The present value of all accumulated benefit obligations under each Pension Plan, did not, as of the close of its most recent plan year, exceed by more than $10,000,000 the fair market value of the assets of such Pension Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder), and the present value of all accumulated benefit obligations of all underfunded Pension Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Pension Plans (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder).

4.14        Investment Company Act; Other Regulations. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.15        Subsidiaries; Capital Stock. As of the ~~Closing~~Fourth Amendment Effective Date and after giving effect to the 2025 Transactions, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options and restricted stock units granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Restricted Subsidiary, except (i) with respect to Capital Stock of Loan Parties, as created by the Loan Documents or the ABL Loan Documents (or any security documents in respect of Permitted Refinancing Indebtedness of the ABL Loans) and (ii) otherwise, as permitted by this Agreement.

4.16         Use of Proceeds. The proceeds of the Initial Term Loans made on the Fourth Amendment Effective Date will be used by the Borrower (~~a) to pay, directly or indirectly, the consideration for the Acima Acquisition, (b) for the Debt Repayment and (c) to pay costs~~i) to refinance the Existing Term Loans (as defined in the Fourth Amendment) on the Fourth Amendment Effective Date, (ii) to pay fees and expenses ~~in respect of~~related to the ~~T~~transactions~~, and any such proceeds remaining thereafter will be used for~~ contemplated by the Fourth Amendment and (iii) for working capital and other general corporate purposes (including repayments of loans under the ABL Credit Agreement). The proceeds of any Incremental Term Loans shall be used for general corporate purposes (including Restricted Payments, Permitted Acquisitions, other Investments and other uses not prohibited by this Agreement).

4.17         Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)            Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Group Member or at any other location (including any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal), in amounts or concentrations or under circumstances that constitute a violation of, or would reasonably be expected to give rise to liability on the part of any Group Member under, any Environmental Law;

(b)             no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability under or relating to any Environmental Law, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c)             no judicial, arbitral, governmental or administrative litigation, disclosed-investigation, or similar proceeding is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party, nor has any Group Member entered into or agreed to any settlements, consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial agreements relating to compliance with or liability under any Environmental Law that have not been fully and finally resolved;

(d)            each Group Member is in compliance, and within the period of all applicable statutes of limitation has been in compliance, with all applicable Environmental Laws; and

(e)             no Group Member has assumed or retained, by or as a result of any contract or other agreement, any liability of any other Person under Environmental Laws or with respect to any Material of Environmental Concern.

4.18         Accuracy of Information, etc. As of the ~~Closing~~Fourth Amendment Effective Date, all written information (other than projections, pro forma financial information, financial estimates, forecasts, forward-looking information and information of a general or economic nature) furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, did not (taken as a whole) contain, as of the date such statements, information, documents or certificates were so furnished, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (taken as a whole) not materially misleading in light of the circumstances so made. The projections and pro forma financial information contained in the materials referenced above are, as of the ~~Closing~~Fourth Amendment Effective Date, based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections and financial information as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein and such difference may be material.

4.19        Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof. In the case of the Pledged Collateral (as defined in the Guarantee and Collateral Agreement), when such Pledged Collateral is delivered to the Administrative Agent (together with a properly completed and signed undated endorsement) and in the case of the other Collateral described in the Guarantee and Collateral Agreement that can be perfected by the filing of a financing statement or other filing, when financing statements and other filings specified on Schedule 4.19 in appropriate form are filed in the offices specified on Schedule 4.19, the Administrative Agent will have, for the benefit of the Secured Parties, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to the Lien of any other Person (except Liens permitted by Section 7.3).

4.20         Solvency. As of the ~~Closing~~Fourth Amendment Effective Date and after giving effect to the 2025 Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

4.21        Senior Indebtedness. The Obligations, and the obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement, constitute “senior debt” or “senior indebtedness” (or any comparable term) under all Indebtedness that is subordinated or required to be subordinated in right of payment to the Obligations (if applicable).

4.22         [Reserved].

4.23         Anti-Corruption Laws, Anti-Money Laundering and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Borrower nor any Subsidiary of the Borrower, nor, to their knowledge, any of their respective directors, officers, or employees, is a Sanctioned Person. No Borrowing or the use of proceeds thereof or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

4.24         Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 5. CONDITIONS PRECEDENT

5.1           Conditions to Initial Extension of Credit. The agreement of each Lender to make the ~~initial~~ extension of ~~credit requested to be made by it~~the Initial Term Loans is subject to the satisfaction~~, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following~~ of the conditions precedent~~:~~ set forth in the Fourth Amendment.

~~(a)             Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (iii) the ABL/Fixed Asset Intercreditor Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor.~~

~~(b)            Target Acquisition. The Acima Acquisition shall have been consummated, or substantially simultaneously with the initial funding of the Loans hereunder shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision waived or any consent given thereunder, in each case, in any respect that would be materially adverse to the Lenders or the Arrangers without the prior written consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned; provided that (i) any decrease in the purchase price shall not be deemed to be materially adverse to the Lenders or the Arrangers so long as such reduction of the purchase price is allocated to a reduction in the amounts to be funded under the Unsecured Notes until zero and then allocated to a reduction in the amounts to be funded under the Initial Term Loans and does not exceed 15% of the purchase price, (ii) any increase in the purchase price shall not be materially adverse to the Lenders so long as such increase is funded by equity or internally generated cash of the Borrower and (iii) any amendment, waiver or consent with respect to Section 3.8(b) of the Acquisition Agreement or any defined terms as used therein shall be deemed to be materially adverse to the Lenders and the Arrangers.~~

~~(c)             Pro Forma Financial Statements; Financial Statements. Each Arranger shall have received (i) the Pro Forma Financial Statements, (ii) (a) audited consolidated financial statements for the Borrower and its Subsidiaries (prior to giving effect to the Transactions) for the three most recent fiscal years ended at least 90 days before the Closing Date, provided that the Arrangers acknowledge that they have received the audited consolidated financial statements for the fiscal years ended December 31, 2017, December 31, 2018 and December 31, 2019, and (b) unaudited consolidated financial statements for the Borrower and its Subsidiaries (prior to giving effect to the Transactions) for each fiscal quarter (other than the fourth fiscal quarter) ended after the date of the most recent balance sheet delivered pursuant to clause (ii)(a) above and at least 45 days before the Closing Date (and, in the case of each of clauses (ii)(a) and (ii)(b), such financial statements shall be prepared in conformity with GAAP; provided that such financial statements specified in clause (ii)(b) shall be subject to year-end adjustments and absence of footnotes), provided that the Arrangers acknowledge that the financial statements delivered with respect to the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 have been received, and (iii) (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows and related notes thereto of the Acquired Business for the two fiscal years most recently ended at least 90 days prior to the Closing Date, provided that the Arrangers acknowledge that they have received the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows and related notes thereto for the fiscal years ended December 31, 2018 and December 31, 2019, and (b) unaudited consolidated balance sheets and related statements of income, cash flows and related notes thereto of the Acquired Business for each subsequent fiscal quarter (excluding the fourth quarter of any fiscal year) ended at least 45 days prior to the Closing Date in each case, with comparative financial information for the equivalent period of the prior year (and, in the case of each of clauses (iii)(a) and (iii)(b), such financial statements are prepared in accordance with GAAP; provided that such financial statements specified in clause (iii)(b) shall be subject to year-end adjustments and absence of footnotes), provided that the Arrangers acknowledge that the financial statements of the Acquired Business delivered with respect to the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 have been received.~~

~~(d)            [Reserved].~~

~~(e)             Fees. All costs, fees and expenses required to be paid or reimbursed by the Borrower to the Administrative Agent, the Arrangers and the Lenders in connection with this Agreement (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) and all costs, fees and expenses required to be paid or reimbursed by the Borrower pursuant to the letter agreements entered into with any Arranger shall have been paid or shall have been authorized to be deducted from the proceeds of the initial extensions of credit under this Agreement to the extent due and invoiced to the Borrower at least three Business Days prior to the date hereof.~~

~~(f)             Officer’s Certificate; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (A) the certificate of incorporation, in the case of a Loan Party that is a corporation, and certificate of formation, in the case of a Loan Party that is a limited liability company, in each case, certified by the relevant authority of the jurisdiction of organization of such Loan Party as of a recent date, (B) the bylaws, in the case of a Loan Party that is a corporation, and limited liability company agreement or operating agreement, in the case of a Loan Party that is a limited liability company, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, (C) resolutions of the governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (D) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.~~

~~(g)            Legal Opinions. The Administrative Agent shall have received the executed legal opinions of Sullivan & Cromwell LLP, New York counsel to the Borrower and its Restricted Subsidiaries and certain other local counsel to the Borrower and its Restricted Subsidiaries, as reasonably requested by the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent.~~

~~(h)            Pledged Stock; Stock Powers; Pledged Notes. Subject to the last paragraph of this Section 5.1 and to Section 6.9, the Administrative Agent shall have received (i) the certificates (if any) representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated endorsement for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.~~

~~(i)            Filings, Registrations and Recordings. Subject to the last paragraph of this Section 5.1 and to Section 6.9, each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.~~

~~(j)            Officer’s Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date certifying that the condition in Section 5.1(o) has been met.~~

~~(k)            Solvency Certificate. The Administrative Agent shall have received a solvency certificate from a Responsible Officer in the form of Exhibit L.~~

~~(l)            Patriot Act. The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other customary information about any Loan Party to the extent reasonable and customary and requested by the Administrative Agent in writing at least 10 Business Days prior to the Closing Date that is reasonably required by United States bank regulatory authorities under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the Patriot Act.~~

~~(m)            ABL Indebtedness. No more than $200,000,000 of Indebtedness (excluding undrawn and cash collateralized letters of credit) shall be outstanding under the ABL Credit Agreement on the Closing Date after giving effect to the Transactions.~~

~~(n)            Debt Repayment/Funded Debt. The Debt Repayment shall have occurred, or substantially simultaneously with the initial funding of the Loans hereunder shall occur, and immediately following consummation of the Transactions, neither the Borrower nor any of the Restricted Subsidiaries shall have any outstanding Indebtedness other than Indebtedness outstanding under this Agreement and other Indebtedness permitted pursuant to this Agreement.~~

~~(o)            Representations and Warranties. The Specified Acquisition Agreement Representations with respect to the Acima Acquisition shall be true and correct in all respects to the extent required by the definition thereof and the Specified Representations shall be true and correct in all material respects on and as of the Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (i) the definition thereof shall be the definition of “Company Material Adverse Effect” (as defined in the Acquisition Agreement) for purposes of the making or deemed making of such Specified Representation on, or as of, the Closing Date (or any date prior thereto) and (ii) the same shall be true and correct in all respects.~~

~~For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.~~

~~Notwithstanding the foregoing, (i) the terms of the agreements, documents, certificates, opinions and other items deliverable pursuant to clause (a) and clauses (f) through (k) above, in each case, shall be in a form such that they do not impair the availability of the Initial Term Loans on the Closing Date if the other conditions expressly set forth in this Section 5.1 have been satisfied or waived and (ii) to the extent that any security interest in the Collateral (other than (x) the delivery of certificates evidencing equity interests for the Subsidiary Guarantors (other than, in the case of the Acquired Business, with respect to any such certificate that has not been made available to the Borrower at least three Business Days prior to the Closing Date, to the extent the Borrower has used commercially reasonable efforts to procure delivery thereof) or (y) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement for entities organized in the United States) is not or cannot be granted, provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of security interests in such Collateral shall not constitute a condition precedent to this Agreement or any extension of credit on the Closing Date, but shall be required to be granted, delivered and/or perfected as required pursuant to Section 6.9.~~

5.2           Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (subject to Section 2.24 and other than (i) any extension of credit on the Closing Date and (ii) any continuation or conversion of Loans outstanding hereunder) is subject to the satisfaction of the following conditions precedent:

(a)             Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date as if made on and as of such date, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date.

(b)            No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by the Borrower hereunder (other than the borrowing on the Closing Date) shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than contingent obligations and expense reimbursement not yet due and payable), the Borrower shall and, in the case of Sections 6.3 through 6.8 and 6.10, shall cause each of its Restricted Subsidiaries to and, in the case of Section 6.12, shall cause each of its Domestic Subsidiaries to:

6.1           Financial Statements. Furnish to the Administrative Agent, on behalf of each Lender:

(a)             as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, stockholders’ equity and cash flows for such year (together with, in all cases, customary management discussion and analysis), setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception (other than any qualification or exception that is expressed solely with respect to, or resulting solely from, (i) an upcoming maturity date under any Indebtedness or (ii) any actual or potential inability to satisfy a financial maintenance covenant at such time or on a future date or in a future period), or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

(b)             as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for such quarter and/or the portion of the fiscal year through the end of such quarter (together with, in all cases, customary management discussion and analysis), setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or, in the case of the balance sheet, as of the end of the previous fiscal year), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and

(c)             if any Unrestricted Subsidiary exists, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above, as applicable) prepared on the basis of consolidating the accounts of the Borrower and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower, together with an explanation of reconciliation adjustments in reasonable detail.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Documents required to be delivered pursuant to Section 6.1(a), (b) or (c) or Section 6.2(b), (c) or (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (ii) such documents are filed of record with the SEC; provided that, upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

6.2           Certificates; Other Information. Furnish to the Administrative Agent, on behalf of each Lender:

(a)             [reserved];

(b)            concurrently with the delivery of any financial statements pursuant to Sections 6.1(a) and 6.1(b), (i) a Compliance Certificate executed by a Responsible Officer, which Compliance Certificate shall include a statement that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) in the case of annual financial statements beginning with the fiscal year ended December 31, 2022, a calculation of Excess Cash Flow and (iii) in the case of quarterly or annual financial statements, to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party;

(c)             as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions at the time made, it being understood that such Projections as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such Projections may differ from the projected results set forth therein and such difference may be material;

(d)             [Reserved];

(e)             promptly after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its public debt securities or public equity securities and, promptly after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(f)             promptly following receipt thereof, copies of (i) any documents described in Section 101(k) or 101(l) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan or any documents described in Section 101(f) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Pension Plan; provided, that if the relevant Group Members or ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Administrative Agent, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and

(g)            promptly, such (x) additional financial and other customary information as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the Patriot Act.

6.3           Payment of Taxes. Pay, discharge or otherwise satisfy as they become due or before they become delinquent, as the case may be, all its material obligations in respect of Taxes, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the relevant Group Member or (b) the failure to make such payments, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.4           Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) comply with all Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to ensure material compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.5          Maintenance of Insurance. (a) Maintain, with financially sound and reputable insurance companies (after giving effect to self-insurance), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (b) use commercially reasonable efforts to cause all insurance policies or certificates, as requested by the Administrative Agent, to be endorsed to the benefit of the Administrative Agent (including by naming the Administrative Agent as lender loss payee and/or additional insured).

6.6           Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct (in all material respects) entries in conformity with GAAP (other than for Foreign Subsidiaries, in which case the applicable accounting standard shall be the accounting standard used in such Foreign Subsidiary’s jurisdiction) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice and subject to the provisions of Section 10.15, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and, accompanied by one or more officers or designees of the Borrower if requested by the Borrower, with their independent certified public accountants; provided that excluding any such visits and inspections during the continuation of an Event of Default (x) only the Administrative Agent, acting individually or on behalf of the Lenders may exercise rights under this Section 6.6(b) and (y) the Administrative Agent shall not exercise rights under this Section 6.6(b) more often than one time during any calendar year.

6.7           Notices. Promptly give notice to the Administrative Agent, on behalf of each Lender, of:

(a)             the occurrence of any Default or Event of Default;

(b)            any litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority that, in each case, has a reasonable probability of not being cured or of being adversely determined and that, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c)            any litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries in which injunctive or similar relief is sought which has a reasonable probability of being determined adversely and if adversely determined would reasonably be expected to be granted and which, if granted, would reasonably be expected to have a Material Adverse Effect;

(d)            (i) as soon as reasonably possible upon becoming aware of the occurrence of or forthcoming occurrence of any material ERISA Event, a written notice specifying the nature thereof, what action the Borrower, any of the other Group Members or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon the Administrative Agent’s reasonable request, copies of (A) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of the other Group Members or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan; (B) all notices received by the Borrower, any of the other Group Members or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning a material ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Plan or Pension Plan as the Administrative Agent shall reasonably request; and

(e)            any other development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8           Environmental Laws. (a) Comply with, and ensure compliance by all tenants, subtenants, contractors, subcontractors, and invitees, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants, subtenants, contractors, subcontractors, and invitees obtain and comply with and maintain, any and all Environmental Permits (with respect to tenants, subtenants, contractors, and invitees, the foregoing applies to their presence and conduct on, affecting or relating to any property of the Borrower or any of its Restricted Subsidiaries). It being understood that any noncompliance with this Section 6.8(a) shall be deemed not to constitute a breach of this covenant; provided that, upon learning of any actual or suspected noncompliance, the Borrower shall promptly undertake all reasonable efforts to achieve compliance; and provided further that, in any case, such noncompliance, and any other noncompliance with Environmental Law, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)             Promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been timely and properly taken in good faith, and provided that the pendency of any and all such appeals would not reasonably be expected to give rise to a Material Adverse Effect.

6.9           Post-Closing Actions~~. To the extent that in accordance with the last paragraph of Section 5.1, any security interest in the Collateral is not granted, provided or perfected on the Closing Date, then (a) with respect to any certificate evidencing Capital Stock of the Acquired Business that was not made available to the Borrower at least three Business Days prior to the Closing Date, such certificate (together with an undated endorsement for such certificate executed in blank by a duly authorized officer of the pledgor thereof) shall be delivered to the Administrative Agent within 10 Business Days after the Closing Date (or such later date as the Administrative Agent may agree, such consent not to be unreasonably withheld, conditioned or delayed) and (b) with respect to any other Collateral, the provision and/or perfection of security interests in such Collateral shall be granted, delivered and/or perfected within 90 days after the Closing Date (in each case, subject to extensions to be reasonably agreed upon by the Administrative Agent).~~

. [Reserved].

6.10         Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Loan Party (other than (A) any property described in paragraph (b) or (c) below, (B) any property subject to a Lien expressly permitted by Section 7.3(g), (C) so long as the ABL Obligations Payment Date has not occurred, any ABL Priority Collateral as to which the ABL Representative determines, in its reasonable discretion and in consultation with the Borrower, that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby, (D) any property (or, so long as the ABL Obligations Payment Date has not occurred, any property other than ABL Priority Collateral) as to which the Administrative Agent determines, in its reasonable discretion and in consultation with the Borrower, that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby, (E) any property that is Excluded Property (as defined in the Guarantee and Collateral Agreement) and (F) any real property) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in any such property (with the priority required by the Intercreditor Agreements), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

(b)             With respect to any new Domestic Subsidiary (other than any Excluded Subsidiary) created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (c), shall include (1) any existing Subsidiary that becomes a Domestic Subsidiary that is not an Excluded Subsidiary and (2) any existing Domestic Subsidiary that ceases to be an Excluded Subsidiary), within 30 days after the creation or acquisition of such new Domestic Subsidiary (or such later date as the Administrative Agent shall agree to in its reasonable discretion) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated endorsements, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or reasonably advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest with the priority required by the Intercreditor Agreements in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(c)             With respect to any new CFC Holding Company or Foreign Subsidiary created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (c) shall include any existing Subsidiary that becomes a CFC Holding Company or a Foreign Subsidiary), within 60 days after the creation or acquisition of such new CFC Holding Company or Foreign Subsidiary (or such later date as the Administrative Agent shall agree to in its reasonable discretion) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such CFC Holding Company or Foreign Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such CFC Holding Company or Foreign Subsidiary be required to be so pledged) and (ii) deliver to the Administrative Agent the certificates, if any, representing such pledged Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as the Administrative Agent deems necessary or reasonably advisable to perfect the Administrative Agent’s security interest therein.

6.11        Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by delivering to the Administrative Agent a certificate of a Responsible Officer specifying such designation and certifying that the conditions to such designation set forth in this Section 6.11 are satisfied; provided that:

(a)             both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing;

(b)             in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the pro forma Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is no greater than 3.00 to 1.00;

(c)             in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, each Subsidiary of such Subsidiary has been, or concurrently therewith will be, designated as an Unrestricted Subsidiary in accordance with this Section 6.11;

(d)            in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall substantially simultaneously be designated as an “Unrestricted Subsidiary” under the ABL Credit Agreement and the Unsecured Notes Indenture (and, to the extent applicable, any other agreement governing Permitted Refinancing Indebtedness in respect of the ABL Loans or the Unsecured Notes) and in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Subsidiary shall substantially simultaneously be designated as a “Restricted Subsidiary” under the ABL Credit Agreement and the Unsecured Notes Indenture (and, to the extent applicable, any other agreement governing Permitted Refinancing Indebtedness in respect of the ABL Loans or the Unsecured Notes).

The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower in such Subsidiary on the date of designation in an amount equal to the fair market value of the Borrower’s Investment therein (as determined reasonably and in good faith by a Responsible Officer). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

6.12        Maintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (i) a public corporate family rating of the Borrower and a rating of the Facilities, in each case from Moody’s, and (ii) a public corporate credit rating of the Borrower and a rating of the Facilities, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and cooperation with reasonable information and data requests by Moody’s and S&P in connection with their ratings process), it being agreed that there is no obligation to maintain any particular ratings at any time.

SECTION 7. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than contingent obligations and expense reimbursement not yet due and payable), the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

7.1           [Reserved].

7.2           Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)             Indebtedness of any Loan Party under this Agreement (including Indebtedness in respect of any Incremental Term Facility and any Refinancing Term Loans) and any Permitted Refinancing Indebtedness in respect of the Term Loans (any such Permitted Refinancing Indebtedness, the “Term Loan Refinancing Indebtedness”); provided that (i) such Term Loan Refinancing Indebtedness, if secured, is secured only by the Collateral on a pari passu or junior basis with the Obligations under this Agreement (provided that the Term Loan Refinancing Indebtedness shall not consist of syndicated term loans that are secured on a pari passu basis with the Obligations under this Agreement), (ii) no Person, other than a Loan Party, shall be an obligor or guarantor with respect to any Term Loan Refinancing Indebtedness, (iii) such Term Loan Refinancing Indebtedness shall share ratably or less than ratably with (or, if junior in right of payment, on a junior basis with respect to) any prepayments or repayments of the Initial Term Loans (and Incremental Term Loans, if applicable) and (iv) such Term Loan Refinancing Indebtedness, if secured, shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent;

(b)            (i) Indebtedness of the Loan Parties under the ABL Credit Agreement in an aggregate outstanding amount not to exceed (x) $700,000,000 or (y) an unlimited amount so long as after giving effect to the incurrence of such Indebtedness under this clause (b), the Consolidated Priority Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, is equal to or less than 1.00 to 1.00 and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(c)             Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary; provided that (i) any Indebtedness of any Loan Party shall be unsecured and shall be subordinated in right of payment to the Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent and (ii) any such Indebtedness owing by any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 7.7;

(d)            Guarantee Obligations incurred by any Group Member of obligations of any Group Member to the extent such obligations are not prohibited hereunder; provided that (i) to the extent any such obligations are subordinated to the Obligations, any such related Guarantee Obligations incurred by a Loan Party shall be subordinated to the guarantee of such Loan Party of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the obligations to which such Guarantee Obligation relates and (ii) any Guarantee Obligations incurred by any Loan Party of obligations of a Restricted Subsidiary that is not a Loan Party shall be permitted to the extent ~~the aggregate amount of outstanding Guarantee Obligations incurred pursuant to this clause (ii) does not exceed $25,000,000~~permitted under Section 7.7 (other than Section 7.7(c));

(e)             Indebtedness outstanding on the ~~Closing~~Fourth Amendment Effective Date (provided that Indebtedness in an aggregate principal amount in excess of $5,000,000 shall be listed on Schedule 7.2(e)) and any Permitted Refinancing Indebtedness in respect thereof;

(f)             Indebtedness of any Group Member incurred to finance the acquisition of fixed or capital assets (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed the greater of (i) $~~25,000,000 at any time outstanding~~63,000,000 and (ii) 10% of Consolidated EBITDA for the Applicable Reference Period at the time of incurrence thereof;

(g)             Indebtedness representing deferred compensation to employees, officers or directors of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(h)             Indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;

(i)              Indebtedness arising under any Swap Agreement permitted by Section 7.11;

(j)              Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any guarantees, warranty or contractual service obligations, performance, surety, statutory, appeal, bid, prepayment guarantee, payment (other than payment of Indebtedness) or completion of performance guarantees or similar obligations incurred in the ordinary course of business;

(k)             Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case in the ordinary course of business;

(l)              Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered or extinguished within five Business Days;

(m)            Indebtedness consisting of (i) the financing of insurance premiums or self-insurance obligations or (ii) take-or-pay obligations contained in supply or similar agreements in each case in the ordinary course of business;

(n)            Indebtedness in the form of purchase price adjustments (including in respect of working capital), earnouts, deferred compensation, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with the acquisition of Acima ~~Acquisition~~Holdings, LLC, any Permitted Acquisitions or other Investments permitted under Section 7.7 or Dispositions permitted under Section 7.5;

(o)             (i) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets or Capital Stock being acquired and (ii) Permitted Refinancing Indebtedness in respect of such Indebtedness; provided that after giving effect to the applicable acquisition (or merger or consolidation) or such assumption of Indebtedness, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such acquisition (or merger or consolidation) or assumption, is equal to or less than either (A) ~~3.00~~3.50 to 1.00 or (B) the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to such acquisition (or merger or consolidation) or assumption; provided further that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under this Section 7.2(o) shall not exceed the greater of (x) $~~20,000,000~~125,000,000 and (y) 20% of Consolidated EBITDA for the Applicable Reference Period at the time of incurrence thereof;

(p)            Guarantee Obligations of the Borrower or any Restricted Subsidiary in respect of Indebtedness of franchisees in an aggregate amount not to exceed the greater of (i) $~~25,000,000 at any time outstanding~~63,000,000 and (ii) 10% of Consolidated EBITDA for the Applicable Reference Period at the time of incurrence thereof;

(q)            Indebtedness of the Borrower and any Restricted Subsidiary owed to the Insurance Subsidiary in an aggregate principal amount not to exceed the Insurance Subsidiary Indebtedness Cap at any time outstanding that cannot be subordinated to the obligations of any Loan Party under the Loan Documents for regulatory reasons or would cause the carrying value for regulatory valuation purposes to be increased;

(r)              Indebtedness of the Insurance Subsidiary permitted by Section 7.7(y)(i);

(s)             ~~Indebtedness permitted to survive the Closing Date under the terms of the Acquisition Agreement Date (provided that Indebtedness in an aggregate principal amount in excess of $2,500,000 shall be listed on Schedule 7.2(s)) and any Permitted Refinancing Indebtedness in respect thereof;~~[reserved];

(t)              Incremental Equivalent Debt and Permitted Refinancing Indebtedness in respect thereof; provided that (i) immediately prior to and immediately after giving effect to the incurrence of any Permitted Unsecured Indebtedness under this Section 7.2(t), no Default or Event of Default shall have occurred and be continuing, (ii) the aggregate amount of Incremental Term Loan Commitments established pursuant to Section 2.24 on any date, together with the aggregate principal amount of Incremental Equivalent Debt incurred under this Section 7.2(t) on such date, shall not exceed an amount equal to the Available Incremental Amount and (iii) any Incremental Equivalent Debt (or any Permitted Refinancing Indebtedness in respect thereof) incurred on or prior to the six-month anniversary of the ~~First~~Fourth Amendment Effective Date and consisting of loans that are secured on a pari passu basis with the Initial Term Facility shall be subject to the MFN Provision as if such Indebtedness were an Incremental Term Facility;

(u)            (i) Permitted Unsecured Indebtedness so long as, at the time of incurrence of such Permitted Unsecured Indebtedness, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence thereof, is equal to or less than either (A) 2.75 to 1.00 or (B) in the case of any such Indebtedness incurred in connection with a Permitted Acquisition or Investment, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to incurrence of such Permitted Unsecured Indebtedness; provided that (A) immediately prior to and immediately after giving effect to the incurrence of any Permitted Unsecured Indebtedness under this Section 7.2(u), no Default or Event of Default shall have occurred and be continuing and (B) the aggregate principal amount of Permitted Unsecured Indebtedness of Restricted Subsidiaries that are not Loan Parties outstanding under this Section 7.2(u) shall not exceed the greater of (x) $~~20,000,000~~125,000,000 and (y) 20% of Consolidated EBITDA for the Applicable Reference Period at the time of incurrence thereof and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(v)            (i) Indebtedness incurred by any Securitization Subsidiary in connection with any Qualified Securitization Transaction and (ii) Standard Securitization Undertakings incurred by any Group Member in connection with any Qualified Securitization Transaction;

(w)            additional Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount (for the Borrower and all Restricted Subsidiaries) not to exceed ~~at any time outstanding~~ the greater of (i) $~~250,000,000~~313,000,000 and (ii) 50% of Consolidated EBITDA ~~(~~for the Applicable Reference Period~~)~~ at the time of incurrence thereof;

(x)             Attributable Indebtedness in an aggregate principal amount not to exceed the greater of (i) $~~15,000,000 at any time outstanding~~63,000,000 and (ii) 10% of Consolidated EBITDA for the Applicable Reference Period at the time of incurrence thereof, in each case which Attributable Indebtedness arises out of a sale and leaseback transaction permitted under Section 7.10;

(y)             Indebtedness of any Loan Party in an aggregate principal amount not to exceed the Net Cash Proceeds (Not Otherwise Applied) received after the Closing Date and on or prior to such date from any issuance of Qualified Capital Stock by the Borrower (other than any such issuance to a Group Member);

(z)             Guarantee Obligations incurred by any Group Member of obligations of any Joint Venture or Unrestricted Subsidiary to the extent permitted under Section 7.7(v);

(aa)          Indebtedness of the Borrower to the Insurance Subsidiary in connection with an Investment that is permitted pursuant to Section 7.7(bb); and

(bb)         the Unsecured Notes in an aggregate principal amount not to exceed $450,000,000 and any Permitted Refinancing Indebtedness in respect thereof.

For purposes of determining compliance with this Section 7.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (bb) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such item of Indebtedness in a manner that complies with this Section 7.2 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and the ABL Credit Agreement and, in each case, any Permitted Refinancing Indebtedness in respect thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 7.2(a) and Section 7.2(b), respectively.

For the avoidance of doubt, a permitted refinancing in respect of Indebtedness incurred pursuant to a Dollar-denominated or Consolidated EBITDA-governed basket shall not increase capacity to incur Indebtedness under such Dollar-denominated or Consolidated EBITDA-governed basket, and such Dollar-denominated or Consolidated EBITDA-governed basket shall be deemed to continue to be utilized by the amount of the original Indebtedness incurred unless and until the Indebtedness incurred to effect such permitted refinancing is no longer outstanding.

7.3           Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a)             Liens for Taxes, assessments or other government charges or levies not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, to the extent required by GAAP;

(b)             carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(c)             pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)             pledges or deposits to secure the performance of bids, supplier and other trade contracts (other than for borrowed money), leases, statutory obligations (other than for borrowed money), leases, statutory obligations (other than any such obligation imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)            [reserved];

(f)             Liens in existence on the ~~Closing~~Fourth Amendment Effective Date (provided that Liens securing any Indebtedness in an aggregate principal amount in excess of $5,000,000 shall be listed on Schedule 7.3(f)), securing Indebtedness permitted by Section 7.2(e); provided that no such Lien is spread to cover any additional property after the ~~Closing~~Fourth Amendment Effective Date and that the amount of Indebtedness secured thereby is not increased (other than, in the case of Permitted Refinancing Indebtedness, by any Additional Permitted Amount);

(g)            Liens securing Indebtedness of any Group Member incurred pursuant to Section 7.2(f); provided that (i) such Liens shall be created within 180 days of the acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and products and extensions thereof; provided further that in the event that purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(h)             (i) Liens on the Collateral created pursuant to the Security Documents (or any Term Loan Security Documents (as defined in the ABL/Fixed Asset Intercreditor Agreement)), (ii) Liens on cash granted in favor of any lender under the ABL Credit Agreement or the Issuing Lender (as defined in the ABL Credit Agreement) created as a result of any requirement to provide cash collateral pursuant to the ABL Credit Agreement and (iii) subject to the ABL/Fixed Asset Intercreditor Agreement (or any replacement intercreditor agreement reasonably satisfactory to the Administrative Agent), Liens on the Collateral created pursuant to the ABL Security Documents (or any ABL Security Documents (as defined in the ABL/Fixed Asset Intercreditor Agreement));

(i)             any interest or title of a lessor under any lease entered into by any Group Member in the ordinary course of its business and covering only the assets so leased;

(j)             Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement relating to a Permitted Acquisition or other third party Investment;

(k)             Liens in favor of any Loan Party so long as (in the case of any Lien granted by a Loan Party) such Liens are junior to the Liens created pursuant to the Security Documents;

(l)             Liens arising from filing Uniform Commercial Code or personal property security financing statements (or substantially equivalent filings outside of the United States) regarding leases;

(m)           any option or other agreement to purchase any asset of any Group Member, the purchase, sale or other disposition of which is not prohibited by Section 7.5;

(n)            Liens arising from the rendering of an interim or final judgment or order against any Group Member that does not give rise to an Event of Default;

(o)            Liens existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) to the extent the Liens on such assets secure Indebtedness permitted by Section 7.2(o) ~~so long as (i) in the case of first priority Liens, the Consolidated Senior Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), is equal to or less than either (A) 2.00 to 1.00 or (B) the Consolidated Senior Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to giving pro forma effect to such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation) and (ii) in the case of junior-priority Liens, the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), is equal to or less than either (A) 2.00 to 1.00 or (B) the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to giving pro forma effect to such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation)~~; provided that (i) such Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation) and (ii) such Liens attach at all times only to the same assets or category of assets that such Liens (other than after acquired property that is affixed or incorporated into the property covered by such Lien) attached to, and secure only the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness in respect thereof permitted by Section 7.2(o)) that such Liens secured, immediately prior to such permitted acquisition;

(p)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any other Restricted Subsidiary in the ordinary course of business and permitted by this Agreement;

(q)            Liens on Securitization Assets granted or arising in connection with a Qualified Securitization Transaction and Liens on the Capital Stock of any Securitization Subsidiary granted to secure a Qualified Securitization Transaction;

(r)             Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(s)             Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(t)             Liens on premium refunds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums;

(u)            banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;

(v)             Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.7 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to dispose of any property in a Disposition permitted by Section 7.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(w)            Liens on assets of Restricted Subsidiaries that are not Loan Parties ~~so long as the aggregate outstanding principal amount of~~; provided that such Liens are incurred to secure the obligations ~~secured thereby does not exceed (as to all Group Members) $50,000,000~~of Restricted Subsidiaries that are not Loan Parties;

(x)             Liens on the Collateral securing (i) Incremental Equivalent Debt permitted under Section 7.2(t) on a pari passu or junior basis with the Liens on the Collateral securing the Obligations and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided that the Liens on the Collateral securing Incremental Equivalent Debt or any such Permitted Refinancing Indebtedness shall be subject to the Intercreditor Agreements or such other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(y)            Liens on the Collateral securing (i) Term Loan Refinancing Indebtedness permitted under Section 7.2(a) on a pari passu or junior basis with the Liens on the Collateral securing the Obligations and (ii) any Permitted Refinancing Indebtedness in respect thereof on a pari passu or junior basis with the Liens on the Collateral securing the Obligations; provided that the Liens on the Collateral securing Term Loan Refinancing Indebtedness or any such Permitted Refinancing Indebtedness shall be subject to the Intercreditor Agreements or such other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(z)             Liens not otherwise permitted by this Section 7.3 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to all Group Members) the greater of (i) $~~50,000,000~~156,000,000 and (ii) 25% of Consolidated EBITDA for the Applicable Reference Period at the time of incurrence thereof;

(aa)           Liens on property purportedly rented to, or leased by, the Borrower or any of its Restricted Subsidiaries pursuant to a sale and leaseback transaction permitted under Section 7.10; provided that (i) such Liens do not encumber any other property of the Borrower or its Restricted Subsidiaries and (ii) such Liens secure only Indebtedness permitted under Section 7.2(x);

(bb)          Liens in favor of the applicable trustee on amounts deposited into escrow in connection with the redemption, defeasance or satisfaction and discharge of bonds, debentures, notes or similar instruments;

(cc)           (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Group Member;

(dd)          easements, trackage rights, leases, licenses, special assessments, rights of way covenants, zoning restrictions, covenants, conditions, restrictions and declarations on or with respect to the use of real property, servicing agreements, development agreements, site plan agreements, encumbrances and title defects or irregularities that are of a minor nature that, in each case, do not, in the aggregate, interfere in any material respect with the ordinary conduct of the business of Borrower or any of the Restricted Subsidiaries;

(ee)           Liens on Capital Stock of any joint venture (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement; ~~and~~

(ff)            Liens securing Indebtedness of any Foreign Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Foreign Subsidiary that is permitted by this Agreement~~.~~; and

(gg)          Liens on deposit and reserve accounts established with intermediary financial institutions securing obligations of Brigit to intermediary financial institutions in connection with Brigit customer loan programs.

For purposes of determining compliance with this Section 7.3, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria for more than one of the categories of Liens described in clauses (a) through (~~ff~~gg) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Lien in a manner that complies with this Section 7.3 and will only be required to include the amount and type of such Lien in one or more of the above clauses; provided that all Liens securing Indebtedness outstanding under the Loan Documents and the ABL Credit Agreement, and, in each case, any Permitted Refinancing thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 7.3(h).

7.4          Fundamental Changes. Merge, consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business (taken as a whole), except that:

(a)             any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any other Restricted Subsidiary (provided, that when any Subsidiary Guarantor is merging with or into another Restricted Subsidiary that is not a Subsidiary Guarantor (except as permitted by Section 7.4(b)), such Subsidiary Guarantor shall be the continuing or surviving corporation or the continuing or surviving corporation shall, substantially simultaneously with such merger or consolidation, become a Subsidiary Guarantor);

(b)             any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person (other than the Borrower) in order to effect an Investment permitted pursuant to Section 7.7; provided that if such Restricted Subsidiary is a Subsidiary Guarantor the continuing or surviving Person shall be a Subsidiary Guarantor;

(c)             any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5; and

(d)             any Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor may (i) dispose of any or all or substantially all of its assets to any Group Member (upon voluntary liquidation or otherwise) or (ii) liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Administrative Agent or the Lenders~~; and~~.

~~(e)             any Subsidiary of the Borrower may merge, consolidate or amalgamate with the Borrower in connection with the consummation of the Transactions.~~

7.5           Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a)             the Disposition of surplus, outdated, obsolete or worn out property in the ordinary course of business;

(b)            Dispositions of inventory, equipment, cash and Cash Equivalents, in each case, in the ordinary course of business;

(c)             Dispositions permitted by Section 7.4(c)(i) or Section 7.4(d)(i);

(d)            the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor or on a pro rata basis to the owners of its Capital Stock;

(e)            Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;

(f)            Dispositions of assets (including as a result of like-kind exchanges) to the extent that (i) such assets are exchanged for credit (on a fair market value basis) against the purchase price of similar or replacement assets or (ii) such asset is Disposed of for fair market value and the proceeds of such Disposition are promptly applied to the purchase price of similar or replacement assets;

(g)            Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any Group Member;

(h)            licenses and sublicenses and similar rights granted with respect to Intellectual Property granted in the ordinary course of business;

(i)             the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material Intellectual Property or rights relating thereto that the Borrower determines in its reasonable judgment to be desirable to the conduct of its business and not materially disadvantageous to the interests of the Lenders;

(j)             licenses, leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary;

(k)            Dispositions to any Group Member; provided that any such Disposition involving a Restricted Subsidiary that is not a Subsidiary Guarantor shall be made in compliance with Sections 7.7 and 7.9;

(l)              (i) Dispositions of assets to the extent that such Disposition constitutes an Investment referred to in and permitted by Section 7.7, (ii) Dispositions of assets to the extent that such Disposition constitutes a Restricted Payment referred to in and permitted by Section 7.6, (iii) Dispositions set forth on Schedule 7.5(l) and (iv) sale and leaseback transactions permitted under Section 7.10;

(m)           any sale, issuance, conveyance, transfer, participation, factoring, lease or other disposition of Securitization Assets in connection with a Qualified Securitization Transaction;

(n)            other Dispositions of assets (including Capital Stock); provided that (A) it shall be for fair market value (determined as if such Disposition was consummated on an arm’s-length basis), (B) at least 75% of the total consideration for any such Disposition in excess of the greater of (i) $~~10,000,000~~63,000,000 and (ii) 10% of Consolidated EBITDA for the Applicable Reference Period received by the Borrower and its Restricted Subsidiaries shall be in the form of cash or Cash Equivalents, (C) no Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Event of Default exists) and (D) the requirements of Section 2.11(b), to the extent applicable, are complied with in connection therewith; provided, however, that for purposes of clause (B) above, the following shall be deemed to be cash: (I) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (II) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Disposition and (III) any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 7.5(n) that is at that time outstanding, not to exceed $25,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(o)           other Dispositions in any fiscal year of other property having a fair market value not to exceed 7.5% of Consolidated Total Assets when made; provided that (i) the requirements of Section 2.11(b), to the extent applicable, are complied with in connection therewith and (ii) no Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Event of Default exists);

(p)           Dispositions (i) to or by the Insurance Subsidiary of Capital Stock of the Borrower, (ii) to or by the Insurance Subsidiary of Indebtedness described in Section 7.2(r) to the Borrower or any Wholly Owned Subsidiary that is a Loan Party and (iii) by the Insurance Subsidiary effected solely for the purpose of liquidating assets in order to permit the Insurance Subsidiary to pay expenses and to make payments on insurance claims of the Borrower or any of its Restricted Subsidiaries with the proceeds of such Disposition;

(q)           Dispositions of real property in the ordinary course to the extent such real property is Disposed of for fair market value and the proceeds of such Disposition are applied within 360 days to the purchase price of similar or replacement real property;

(r)            Dispositions of non-core assets acquired in connection with any acquisition or Investment permitted hereunder; provided that (i) the Consolidated EBITDA generated by such non-core assets (as determined by the Borrower in good faith) shall not have been included in the calculation of Consolidated EBITDA in respect of any testing of ratios or governors on a Pro Forma Basis in connection with such acquisition, and (ii) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed; ~~and~~

(s)            Dispositions of the Mexico Operations for fair market value~~.~~;

(t)            Dispositions of stores owned by the Borrower and its Subsidiaries to franchisees and other purchasers together with franchisees; and

(u)           Dispositions in the ordinary course of business of customer loans, account receivables or related assets by Brigit in connection with its loan programs.

7.6           Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock (other than Disqualified Capital Stock) of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a)            any Restricted Subsidiary may make Restricted Payments ratably to its equity holders (or if not ratably, on a basis more favorable to the Borrower and the other Loan Parties);

(b)            the Borrower may purchase or redeem its common stock or common stock options from present, future or former directors, officers or employees of any Group Member upon the death, disability or termination of employment of such director, officer or employee, provided, that the aggregate amount of payments under this Section 7.6(b) after the Closing Date (net of any proceeds received by the Borrower after the Closing Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $~~5,000,000~~15,000,000 in any fiscal year (with unused amounts in any period permitted to be carried over to succeeding periods until used in full; provided that the total amount of such purchases or redemptions under this Section 7.6(b) in any fiscal year shall not exceed $~~10,000,000~~25,000,000);

(c)            the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in shares of Qualified Capital Stock;

(d)            the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock in the Borrower;

(e)            the Borrower may acquire its Capital Stock upon the exercise of stock options for such Capital Stock of the Borrower if such Capital Stock represents a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Capital Stock held by, any current or former director, officer or employee of any Group Member;

(f)            the Borrower may convert or exchange any of its Capital Stock for or into Qualified Capital Stock;

(g)            so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Restricted Payments in an amount equal to the Available Amount on such date; provided that at the time of the making of any such Restricted Payments and immediately after giving effect to such Restricted Payments, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is not in excess of 3.75 to 1.00;

(h)            so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Restricted Payments in an aggregate amount, together with Restricted Debt Payments made under Section 7.8(a)(iv), not to exceed the greater of (i) $~~100,000,000~~180,000,000 and (ii) 25% of Consolidated EBITDA for the Applicable Reference Period in any fiscal year;

(i)            so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Restricted Payments; provided that at the time of the making of any such Restricted Payments and immediately after giving effect to such Restricted Payments, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is not in excess of 2.75 to 1.00;

(j)            so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date pay dividends to its shareholders in an aggregate amount not to exceed in any fiscal year 6.00% of Market Capitalization;

(k)           the Borrower may repurchase shares of its common stock from the Insurance Subsidiary in an amount necessary to (i) pay operating costs and expenses of the Insurance Subsidiary incurred in the ordinary course of business (not to exceed $250,000 per fiscal year of the Borrower) and (ii) permit the Insurance Subsidiary to make payments on insurance claims of the Borrower and/or any of its Subsidiaries with the proceeds of such repurchase;

(l)            the Insurance Subsidiary may purchase shares of the common stock of the Borrower from the Borrower or any Restricted Subsidiary;

(m)           the Borrower may repurchase shares of its common stock from the Insurance Subsidiary in exchange for the issuance of one or more notes or other forms of Indebtedness owed to the Insurance Subsidiary;

(n)            ~~the Borrower may make Restricted Payments to consummate the Transactions~~[reserved]; and

(o)            distributions or payments of Securitization Fees.

For purposes of determining compliance with this Section 7.6, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (a) through (o) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Restricted Payment in a manner that complies with this Section 7.6 and will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses.

7.7          Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a)	extensions of trade credit in the ordinary course of business;

(b)	investments in cash and Cash Equivalents;

(c)            Guarantee Obligations permitted by Section  7.2 (other than any Guarantee Obligations incurred under Section 7.2(z), which Guarantee Obligations shall solely be permitted to the extent permitted pursuant to Section 7.7(v));

(d) loans and advances to directors, officers and employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Restricted Subsidiaries not to exceed $5,000,000 at any one time outstanding;

(e)            [reserved];

(f)            Investments in assets useful in the business of the Borrower and its Restricted Subsidiaries made by any Group Member with the proceeds of any Reinvestment Deferred Amount;

(g)           intercompany Investments by any Group Member in any other Group Member; provided that any Investment by any Loan Party in a Restricted Subsidiary that is not a Loan Party shall be permitted to the extent the aggregate amount of outstanding Investments pursuant to this clause (g) (less any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investments (excluding any returns in excess of the amount originally invested)) does not exceed the greater of (i) $~~25,000,000~~125,000,000 and (ii) 20% of Consolidated EBITDA for the Applicable Reference Period;

(h)            any Permitted Acquisition; provided that the aggregate amount of Investments pursuant to this Section 7.7(h) (less any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investments (excluding any returns in excess of the amount originally invested)) in respect of acquisitions of Persons that do not, upon acquisition thereof, become Subsidiary Guarantors, or property that is not, upon acquisition thereof, owned by Loan Parties (whether such Investment is consummated with cash or equity (including Disqualified Capital Stock of any Subsidiaries not organized under the laws of any jurisdiction within the United States, but excluding any other equity of such Subsidiaries), and with such Investment as valued in good faith by the Borrower) shall not exceed ~~at any time outstanding~~ the greater of (x) $~~100,000,000~~157,000,000 and (y) ~~20.00~~25% of Consolidated EBITDA for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of consummation of such purchase or other acquisition (or at the Borrower’s option, as of the date of entry into the binding documentation in respect of such purchase or other acquisition);

(i)            promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5;

(j)            Investments acquired as a result of the purchase or other acquisition by any Group Member in connection with a Permitted Acquisition; provided, that such Investments were not made in contemplation of such Permitted Acquisition and were in existence at the time of such Permitted Acquisition;

(k)            Investments existing on the ~~Closing~~Fourth Amendment Effective Date (provided that Investments in an aggregate outstanding amount in excess of $5,000,000 shall be set forth on Schedule 7.7(k)) and any modification, refinancing, renewal, refunding, replacement or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.7(k) is not increased from the amount of such Investment on the ~~Closing~~Fourth Amendment Effective Date;

(l)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(m)            Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with any Restricted Subsidiary, in each case in accordance with Section 7.4 after the Closing Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n)            Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Finance Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(o)            Investments made to effect the pledges and deposits described in, and permitted under, Section 7.3(c) and (d);

(p)            Investments by the Borrower or any Restricted Subsidiary that result solely from the receipt by the Borrower or such Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Capital Stock, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereto);

(q)            mergers and consolidations permitted under Section 7.4 that do not involve any Person other than the Borrower and Restricted Subsidiaries that are Wholly Owned Subsidiaries;

(r)            so long as no Event of Default has occurred and is continuing or would result therefrom, Investments in an aggregate amount not to exceed the Available Amount at such time;

(s)            customary Investments by the Borrower or any Restricted Subsidiary in any Securitization Subsidiary in connection with a Qualified Securitization Transaction, including pursuant to Standard Securitization Undertakings;

(t)            so long as no Event of Default shall have occurred and be continuing or would result therefrom, other Investments, if, at the time of such Investment, the Consolidated Senior Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such Investment, is not in excess of 1.50 to 1.00;

(u)            Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount (valued at cost), taken together with all other outstanding Investments made pursuant to this Section 7.7(u) (less any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investments (excluding any returns in excess of the amount originally invested)), not to exceed from and after the ~~Closing~~Fourth Amendment Effective Date the greater of (i) $~~50,000,000~~125,000,000 and (ii) ~~10~~20% of Consolidated EBITDA for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such Investment;

(v)           (i) any Investment in any Joint Venture or Unrestricted Subsidiary and (ii) any Permitted Acquisition of Persons that do not, upon acquisition thereof, become Subsidiary Guarantors, and property that is not, upon acquisition thereof, owned by Loan Parties; provided that the aggregate outstanding amount of the Investments and Permitted Acquisitions consummated pursuant to this Section 7.7(v) (with respect to Investments pursuant to clause (i), valued at cost, and with respect to Permitted Acquisitions pursuant to clause (ii), the Investment amount thereof shall be as valued in good faith by the Borrower and shall include cash and equity (including Disqualified Capital Stock of any Subsidiaries not organized under the laws of any jurisdiction within the United States, but excluding any other equity of such Subsidiaries)), less any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investments (excluding any returns in excess of the amount originally invested), shall not exceed ~~at any time outstanding~~ the greater of (i) $~~50,000,000~~125,000,000 and (ii) ~~10~~20% of Consolidated EBITDA for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such Investment or Permitted Acquisition (or at the Borrower’s option, as of the date of entry into the binding documentation in respect of such Permitted Acquisition);

(w)           Investments, taken together with all other outstanding Investments made pursuant to this Section 7.7(w) (less any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investments (excluding any returns in excess of the amount originally invested)), in an aggregate amount (valued at cost) not to exceed the Net Cash Proceeds (Not Otherwise Applied) received after the Closing Date and on or prior to such date from any issuance of Qualified Capital Stock by the Borrower (other than any such issuance to a Group Member);

(x)            Investments made in the Insurance Subsidiary (i) to the extent required to meet regulatory capital guidelines, policies or rules in an amount not exceed $35,000,000 in the aggregate at any one time outstanding and (ii) in amounts not to exceed, in any fiscal year of the Borrower, the lesser of (x) $75,000,000 and (y) the amount that will appear as an expense for self-insurance costs on the Borrower’s consolidated income statement;

(y)           Investments in the Insurance Subsidiary consisting of the contribution of common stock of the Borrower and Investments by the Insurance Subsidiary in the common stock of the Borrower;

(z)            Investments by the Insurance Subsidiary in Indebtedness of the Group Members permitted by Section 7.2(q);

(aa)          ~~Investments made to consummate the Transactions; and~~[reserved];

(bb)         Investments by the Borrower in the Insurance Subsidiary in connection with the repurchase of the Borrower’s common stock from the Insurance Subsidiary in exchange for the issuance of one or more notes or other forms of Indebtedness owed to the Insurance Subsidiary~~.~~;

(cc)          Investments by any Loan Party in any Group Member organized in Mexico that is not a Loan Party in an aggregate amount not to exceed $100,000,000;

(dd)         Investments by Brigit in the ordinary course of business in the form of deposits and funding of reserve accounts with intermediary financial institutions;

(ee)          Investments by Brigit in the form of extensions of credit to customers of Brigit pursuant to the customer loan programs of Brigit; and

(ff)           Investments in the form of purchases of Brigit customer loans from third party financial institutions.

For purposes of determining compliance with this Section 7.7, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (~~bb~~ff) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Investment in a manner that complies with this Section 7.7 and will only be required to include the amount and type of such Investment in one or more of the above clauses.

7.8          Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Restricted Indebtedness (any of the foregoing, a “Restricted Debt Payment”) other than:

(i)            refinancings of Restricted Indebtedness with the proceeds of Permitted Refinancing Indebtedness permitted in respect thereof under Section 7.2;

(ii)            payments of or in respect of Restricted Indebtedness made solely with Qualified Capital Stock or the conversion of any Restricted Indebtedness into Qualified Capital Stock;

(iii)           prepayments of intercompany Restricted Indebtedness permitted hereunder owed by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary; provided that no prepayment of any Restricted Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be permitted so long as an Event of Default shall have occurred and be continuing or would result therefrom;

(iv)          so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Debt Payments in an aggregate amount, together with Restricted Payments made under Section 7.6(h)), not to exceed the greater of (x) $~~100,000,000~~180,000,000 and (y) 25% of Consolidated EBITDA for the Applicable Reference Period in any fiscal year;

(v)            so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Debt Payments in an amount equal to the Available Amount on such date; provided that at the time of the making of such Restricted Debt Payment and immediately after giving effect thereto, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is not in excess of 3.75 to 1.00;

(vi)          so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Debt Payments if, at the time of making such Restricted Debt Payment and immediately after giving effect thereto, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is not in excess of 2.75 to 1.00; and

(vii)          repurchases of Unsecured Notes (and any Permitted Refinancing Indebtedness in respect thereof) using Declined Amounts (calculated from the Closing Date) Not Otherwise Applied.

For purposes of determining compliance with this Section 7.8(a), in the event that a Restricted Debt Payment meets the criteria of more than one of the categories of Restricted Debt Payments described in clauses (i) through (vii) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Restricted Debt Payment in a manner that complies with this Section 7.7(a) and will only be required to include the amount and type of such Restricted Debt Payment in one or more of the above clauses.

Notwithstanding anything to the contrary contained in this Section 7.8(a), in no event shall any payment in respect of Subordinated Indebtedness be permitted if such payment is in violation of the subordination provisions of such Subordinated Indebtedness.

(b)            Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Restricted Indebtedness (other than any such amendment, modification, waiver or other change that would not materially and adversely affect the interests of the Lenders).

7.9           Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate in excess of $10,000,000, unless such transaction is on terms not materially less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtainable in a comparable arms-length transaction with a person that is not an Affiliate; provided that this Section 7.9 shall not limit:

(a)            Issuances of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options, stock ownership plans and similar and like arrangements approved by the board of directors of the Borrower;

(b)           compensation, insurance, employment, employee benefit and severance arrangements between the Borrower or any Subsidiary and any director, officer, employee or consultant thereof;

(c)           the payment of directors’ fees and indemnification and reimbursement of expenses to directors, officers or employees;

(d)           transactions between or among the Loan Parties;

(e)           transactions between or among the Borrower and its Restricted

Subsidiaries or by and among Restricted Subsidiaries in the ordinary course of business;

(f)            Investments permitted by Section 7.7(d), Restricted Payments or Restricted Debt Payments expressly permitted by this Agreement;

(g)           intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Group Members;

(h)           transactions disclosed in the Borrower’s SEC filings made prior to the

Closing Date;

(i)            any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(j)            payroll, travel, business entertainment and similar advances to officers, directors, employees and consultants of the Borrower or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Subsidiary for accounting purposes and that are made in the ordinary course of business; and

(k)           any (i) sale, conveyance, participation, factoring or other transfer of Securitization Assets transferred to a Securitization Subsidiary, (ii) grant of security, (iii) incurrence of Indebtedness or (iv) payment of any associated fees, in each case in connection with any Qualified Securitization Transaction.

7.10         Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, unless (a) the Net Cash Proceeds received by the applicable Group Member in connection with such transaction are at least equal to the fair market value (as determined by the Borrower) of such property and (b) the Borrower or the applicable Subsidiary applies the Net Cash Proceeds of such transaction in accordance with Section 2.11; provided that the aggregate amount of consideration paid to the Group Members (and the aggregate principal amount of any Attributable Indebtedness) in respect of transactions permitted under this Section 7.10 shall not exceed $15,000,000.

7.11        Swap Agreements. Enter into any Swap Agreement, except Swap Agreements entered into for bona fide hedging purposes and not for speculation.

7.12        Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than calendar year end or change the Borrower’s method of determining fiscal quarters, in each case without the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

7.13        Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member (other than the Insurance Subsidiary) to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired to secure its obligations under the Loan Documents to which it is a party other than (a) (i) this Agreement, the other Loan Documents, the ABL Loan Documents and the Unsecured Notes Documents, (ii) any agreement governing any Indebtedness incurred pursuant to Section 7.2 to the extent such prohibition or limitation is customary in agreements governing Indebtedness of such type and in any event so long as such agreement is not materially more restrictive (taken as a whole) than the Loan Documents (as conclusively determined by the Borrower in good faith) and (iii) any agreement governing any Permitted Refinancing Indebtedness in respect of the Loans, the ABL Loans, the Unsecured Notes or Indebtedness incurred pursuant to Section 7.2, in each case, with respect to this clause (iii), so long as any such agreement is not materially more restrictive (taken as a whole) than the Loan Documents, the ABL Loan Documents, the Unsecured Notes Documents or the documents governing the Indebtedness being refinanced, as applicable (as conclusively determined by the Borrower in good faith), (b) any agreements governing any purchase money Liens or Finance Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement in effect at the time any Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such prohibition or limitation applies only to such Restricted Subsidiary (and, if applicable, its Subsidiaries) and such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, as such agreement may be amended, restated, supplemented, modified extended renewed or replaced, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction contemplated by this Section 7.13 contained therein, (d) customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases, licenses or sublicenses, so long as such restrictions are limited to the property or assets subject to such leases, subleases, licenses or sublicenses, as the case may be, (e) (i) restrictions imposed by applicable law and (ii) contractual encumbrances or restrictions in effect on the ~~Closing~~Fourth Amendment Effective Date and listed on Schedule 7.13, (f) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (g) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (h) customary restrictions and conditions contained in the document relating to any Lien other than relating to Indebtedness, so long as (i) such Lien is a Lien permitted by Section 7.3 and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.13, (i) customary net worth provisions contained in real property leases entered into by the Group Members, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Group Members to meet their ongoing obligations, (j) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (k) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets pending such sale, provided that such restrictions or conditions apply only to the Restricted Subsidiary or assets that is to be sold and such sale is permitted hereunder and (l) customary prohibitions, conditions and restrictions (as determined by the Borrower in good faith) contained in agreements and documents relating to any Qualified Securitization Transaction.

7.14        Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, any Group Member, (b) make loans or advances to, or other Investments in, any Group Member or (c) transfer any of its assets to any Group Member, except for (i) any encumbrances or restrictions existing under (A) this Agreement, the other Loan Documents, the ABL Loan Documents or the Unsecured Notes Documents, (B) any agreement governing Indebtedness incurred pursuant to Section 7.2 so long as such encumbrance or restriction is customary in agreements governing Indebtedness of such type and is not materially more restrictive (taken as a whole) than the Loan Documents (as conclusively determined by the Borrower in good faith) or (C) any agreement governing Permitted Refinancing Indebtedness in respect of the Loans, any ABL Loans, any Unsecured Notes or any other Indebtedness incurred pursuant to Section 7.2, in each case so long as any such agreement is not materially more restrictive (taken as a whole) than the Loan Documents, the ABL Loan Documents, the Unsecured Notes Documents or the documents governing the Indebtedness being refinanced, as applicable (as conclusively determined by the Borrower in good faith), (ii) any encumbrances or restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iii) any encumbrance or restriction applicable to a Restricted Subsidiary (and, if applicable, its Subsidiaries) under any agreement of such Restricted Subsidiary in effect at the time such Person becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, as such agreement may be amended, restated, supplemented, modified extended renewed or replaced, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction contemplated by this Section 7.14 contained therein, (iv) customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases, licenses or sublicenses, so long as such restrictions are limited to the property or assets subject to such leases, subleases, licenses or sublicenses, as the case may be, (v) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets pending such sale, provided that such restrictions or conditions apply only to the Restricted Subsidiary or assets that is to be sold and such sale is permitted hereunder, (vi) consensual arrangements with insurance regulators with respect to the Insurance Subsidiary, (vii) (A) restrictions imposed by applicable law and (B) contractual encumbrances or restrictions in effect on the ~~Closing~~Fourth Amendment Effective Date and listed on Schedule 7.14, (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (ix) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (x) customary net worth provisions contained in real property leases entered into by the Group Members, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Group Members to meet their ongoing obligations, (xi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (xii) customary prohibitions, conditions and restrictions (as determined by the Borrower in good faith) contained in agreements and documents relating to any Qualified Securitization Transaction.

7.15        Lines of Business. (a) Enter into any business, either directly or through any Restricted Subsidiary, except for (i) an immaterial line of business (as determined by the Borrower in good faith) or (ii) those businesses in which the Group Members were engaged on the ~~Closing~~Fourth Amendment Effective Date and (in the case of this clause (ii)) any similar, corollary, related, incidental or complementary business or business activities or any reasonable extension, development or expansion thereof (as determined by the Borrower in good faith).

(b)           In the case of the Insurance Subsidiary, enter into any business, except for providing insurance services to the Borrower and its Subsidiaries and activities reasonably related thereto.

7.16        Use of Proceeds. Use, and the respective directors, officers, employees and agents of the Borrower and its Subsidiaries shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.17        Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules.

SECTION 8. EVENTS OF DEFAULT

If any of the following events shall occur:

(a)            the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)           any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate required to be delivered by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)           any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement; or

(d)           any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e)            any Group Member shall (i) default in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation) on the scheduled or original due date with respect thereto; (ii) default in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created; (iii) other than with respect to Indebtedness outstanding under the ABL Credit Agreement, default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause (with all applicable grace periods having expired), or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause (with all applicable grace periods having expired), with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable (provided that this clause (iii) shall not apply to any Indebtedness that becomes due as a result of a refinancing in full thereof as permitted by the terms of this Agreement); or (iv) with respect to Indebtedness outstanding under the ABL Credit Agreement, default in the observance or performance of any other agreement or condition relating to such Indebtedness or contained in any ABL Loan Document, the effect of which default is to cause (with all applicable grace periods having expired), or to permit the ABL Administrative Agent or the lenders under the ABL Credit Agreement to cause (with all applicable grace periods having expired), with the giving of notice if required, the ABL Loans to become due prior to their stated maturity and/or the ABL Commitments to terminate prior to their stated termination date (provided that, in the case of this clause (iv), such default shall not constitute an Event of Default hereunder unless (1) the holders of the ABL Loans cause the ABL Loans to become due prior to their stated maturity (and such acceleration has not been rescinded) and/or the ABL Commitments to terminate prior to their stated termination date or (2) the ABL Administrative Agent and/or the lenders under the ABL Credit Agreement exercise secured creditor remedies as a result of such default); or

(f)            (i) the Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 consecutive days; or (iii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or

(g)            (i) an ERISA Event and/or a Foreign Plan Event shall have occurred; (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan; (iii) the PBGC shall institute proceedings to terminate any Pension Plan; (iv) any Group Member or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan, a Foreign Benefit Arrangement, or a Foreign Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or

(h)           one or more judgments or decrees shall be entered against the Borrower or any Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not disputed coverage) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 consecutive days from the entry thereof; or

(i)            any of the Security Documents or the Intercreditor Agreements shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents on assets that constitute a material portion of the Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby (and, for the avoidance of doubt, as required by the Intercreditor Agreements), except (i) the release thereof as provided in the applicable Loan Document or Section 10.14 or (ii) as a result of the failure of the Administrative Agent to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement; or

(j)            the guarantee contained in Article II of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

(k)            the subordination provisions contained in any Subordinated Indebtedness with an aggregate principal amount in excess of $75,000,000 shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert; or

(l)            a Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Loan Parties of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. The Borrower further agrees, at the Administrative Agent’s request, to assemble, or cause the applicable Loan Party to assemble, the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower’s or such Loan Party’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 8, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Borrower on behalf of itself and the other Loan Parties, waives all claims, damages and demands it or any other Loan Party may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

SECTION 9. THE AGENTS

9.1         Appointment. (a) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(b)            Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(c)            In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower or any Subsidiary thereof. Without limiting the generality of the foregoing, the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby.

(d)            Nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(e)            The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(f)            The Arrangers shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(g)            In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.3) allowed in such judicial proceeding; and

(ii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.3). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(h)            The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

9.2           Administrative Agent’s Reliance, Indemnification, Etc.(b)           (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)            The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, (vi) the creation, perfection or priority of Liens on the Collateral or (vii) compliance by Affiliated Lenders with the terms hereof relating to Affiliated Lenders.

(c)            Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.5, (ii) may rely on the Register to the extent set forth in Section 10.6(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

9.3          Posting of Communications.(b)          (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)            Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)            THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d)            Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)            Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)            Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

9.4           The Administrative Agent Individually. With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, as the case may be. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

9.5          Successor Administrative Agent.(b)            (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, (i) such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing) and (ii) in no event shall a successor Administrative Agent be a Disqualified Lender. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)            Notwithstanding paragraph (a) of this Section 9.5, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 9.5 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 10.3, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

9.6           Acknowledgements of Lenders.(b)           (a) Each Lender represents that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business, and not for the purpose of investing in the general performance or operations of the Borrower or any Subsidiary thereof or for the purpose of purchasing, acquiring or holding any other type of financial instrument, such as a security (and each Lender hereby agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws) and (iii) that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)           Each Lender, by delivering its signature page to ~~this Agreement~~the Fourth Amendment on the ~~Closing~~Fourth Amendment Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the ~~Closing~~Fourth Amendment Effective Date.

(c)           (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.6(c) shall be conclusive, absent manifest error.

(ii)           Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)           The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv)           Each party’s obligations under this Section 9.6(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

9.7          Collateral Matters.(b) (a) Except with respect to the exercise of setoff rights in accordance with Section 9.8 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)           The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.3. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

9.8          Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.2 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

9.9           Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the Collateral or the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 10. MISCELLANEOUS

10.1        Amendments and Waivers. Subject to Sections 2.16(b) through (f), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of “Required Lenders” without the written consent of each Lender, reduce any percentage specified in the definition of “Majority Facility Lenders” without the written consent of each Lender of the applicable Facility or change any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Facility) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of the applicable Facility, as applicable), (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the value of the guarantees provided by the Subsidiary Guarantors taken as a whole, in each case without the written consent of all Lenders; (v) amend, modify or waive any provision of Section 2.17 or Section 6.4 of the Guarantee and Collateral Agreement, in each case without the written consent of each Lender adversely affected thereby; or (vi) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower

(a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.

Furthermore, notwithstanding the foregoing, (i) the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and (ii) the Loan Documents may be amended in accordance with Sections 2.24, 2.25, 2.26 and 2.27.

10.2         Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or e-mail notice, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Upbound Group, Inc.
5501 Headquarters Drive
Plano, Texas 75024
Attention: ~~Fahmi Karam, Chief Financial Officer~~Bryan Pechersky, General Counsel
E-mail: ~~Fahmi.Karam@upbound.~~bryan.pechersky@rentacenter.com

with a copy to:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Ari B. Blaut
Facsimile: (212) 291-9219
E-mail: blauta@sullcrom.com

Administrative Agent:	JPMorgan Chase Bank, N.A.
131 S. Dearborn Street, Floor 04
Chicago, IL 60603-5506
Attention: Loan and Agency Servicing
Agency Withholding Tax Inquiries:

Email: agency.tax.reporting@jpmorgan.com Agency Compliance/Financials/~~Intralinks~~
~~Email: covenant.compliance@jpmchase~~Virtual Data Rooms
Email: agency.dataroom@jpmorgan.com

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices delivered to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4         Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5       Payment of Expenses and Taxes; Indemnification; Limitation of Liability. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all of their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Initial Term Facility and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, in the case of legal fees and expenses limited to the reasonable and documented fees, disbursements and other charges of one primary counsel to the Administrative Agent and the Arrangers and, if necessary, one local counsel in each applicable jurisdiction and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for its reasonable and documented costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, in the case of legal fees and expenses limited to the reasonable and documented fees, disbursements and other charges of one outside counsel to the Administrative Agent and the Lenders as a whole and in the case of a conflict of interest, one additional counsel to the affected Lenders, taken as a whole, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Arranger and the Administrative Agent, their respective affiliates, and their respective officers, directors, employees, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to any Group Member or its operations or properties, and the reasonable and documented fees, disbursements and other charges of legal counsel (limited to reasonable and documented fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole (and, in the case of an actual or potential conflict of interest, where an Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for all such affected Indemnitees similarly situated and, if necessary, one firm of local counsel in each applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such affected Indemnitees similarly situated)) in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee (or any of its Affiliates, officers, directors, employees, agents, advisors or controlling persons), (y) a material breach by such Indemnitee of its obligations under the Loan Documents or (z) disputes or proceedings that are brought by an Indemnitee against any other Indemnitee (other than any claims against an Arranger or the Administrative Agent in its capacity or in fulfilling its roles as an Arranger or Administrative Agent hereunder or any similar role with respect to any Facility) to the extent such disputes do not arise from any act or omission of any Loan Party or any of its Affiliates, and provided, further, that this Section 10.5(d) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. Except as provided in this Section 10.5, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, arising under any Environmental Laws, that any of them has by statute or otherwise against any Indemnitee.

To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Administrative Agent, any Arranger, and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Person and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby~~, the Transactions,~~ any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in the foregoing paragraph, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

All amounts due under this Section 10.5 shall be payable not later than 30 days after receipt of written demand therefor together with reasonably detailed backup documentation. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

10.6         Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, after the Closing Date any Lender may assign to one or more Eligible Assignees (each, an “Assignee”), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)          the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if a Specified Event of Default has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall expressly object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and

(B)           the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund.

(ii)            Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)          (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C)           the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amount (and stated interest) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.

No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)            Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is an Eligible Assignee or have any liability with respect to any assignment made to a Disqualified Lender or any other Person that is not an Eligible Assignee

(c)            Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (ii) directly affects such Participant. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.22 with respect to any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.19(f) (it being understood that the documentation required under Section 2.19(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section 10.6 and (ii) shall not be entitled to receive any greater payment under Sections 2.18 or 2.19, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this paragraph (d).

(e)            Any Lender may, so long as no Default or Event of Default has occurred and is continuing and no proceeds of ABL Loans are used, directly or indirectly, to fund the consideration for any such assignment, at any time assign all or a portion of its rights and obligations with respect to Term Loans under a Facility under this Agreement to the Borrower through, notwithstanding any other provision of this Agreement, privately negotiated transactions or open market purchases on a non pro rata basis; provided that, (A) any Term Loans assigned to the Borrower shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loans may not be resold (it being understood and agreed that any gains or losses by the Borrower upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income or Consolidated EBITDA) and (B) the Borrower shall promptly provide notice to the Administrative Agent of such assignment of such Term Loans and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(f)            The list of Disqualified Lenders (i) shall be made available to the Lenders by posting on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) and (ii) shall be provided to any Lender upon request by such Lender to the Administrative Agent. A Lender may provide the list of Disqualified Lenders to any potential assignee or participant on a confidential basis in accordance with Section 10.15 hereof for the purpose of verifying whether such Person is a Disqualified Lender.

(g)            (i) If any assignment or participation is made to any Disqualified Lender in violation of this Section 10.6, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) purchase or prepay such Term Loan by paying the lowest of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.6), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lowest of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(ii)            Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lender consented to such matter, and (y) for purposes of voting on any Bankruptcy Plan, each Disqualified Lender party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Lender does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

10.7         Adjustments; Set-off. (a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)            In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

10.8        Counterparts; Electronic Execution. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature

10.9         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10      Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12       Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, in the manner set forth in Section 10.2;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any indirect, special, exemplary, punitive or consequential damages.

10.13      Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

10.14      Releases of Guarantees and Liens. (a) Upon any sale, transfer or other Disposition by any Loan Party (other than any such sale, transfer or other Disposition to another Loan Party) of any Collateral in a transaction permitted by this Agreement, including in connection with a Qualified Securitization Transaction, or upon the effectiveness of any written consent to the release of the security interest in any Collateral created under any Security Document pursuant to Section 10.1, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this clause (a), the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such release.

(b)            At such time as the Loans and the other obligations (other than indemnification or reimbursement obligations under Section 2.18, 2.19(a), 2.19(d) or 2.20 for which the Borrower has not been notified and contingent indemnification obligations) under the Loan Documents shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. In connection with any termination or release pursuant to this clause (b), the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.

(c)            Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraphs (a) or (b) above.

10.15       Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 10.15, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, in each case, who are bound to maintain the confidentiality of such information, (d) upon the  request or demand of any Governmental Authority or in response to any order or subpoena of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (e) that has been publicly disclosed not in breach of this Section 10.15 or becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source that is not to the Administrative Agent’s or such Lender’s knowledge subject to confidentiality obligations to any Loan Party, (f) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (g) in connection with the exercise of any remedy hereunder or under any other Loan Document, (h) to data service providers (including league table providers) that serve the lending industry to the extent such information is of the type customarily provided to such providers or (i) if agreed by the Borrower in its sole discretion, to any other Person.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

The Borrower represents and warrants that it and its Subsidiaries either (i) have no registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.1(a) and (b), along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower and its Subsidiaries have no outstanding publicly traded securities, including 144A securities. For the avoidance of doubt, the Projections shall not be posted to Public-Siders.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be Public-Siders. If any Borrower Materials are designated by the Loan Parties as “PRIVATE”, such Borrower Materials will not be made available to that portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to Borrower, its Subsidiaries or their securities for purposes of federal and state securities laws. The Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PRIVATE” or “CONFIDENTIAL” as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of federal and state securities laws.

10.16       WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17       USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.18      Intercreditor Agreements. Each Lender hereby authorizes and directs the Administrative Agent (a) to enter into the Intercreditor Agreements on its behalf, perform the Intercreditor Agreements on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interest of the Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreements and (b) to enter into any other intercreditor agreement reasonably satisfactory to the Administrative Agent on its behalf, perform such intercreditor agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interests of the Lenders, in each case with respect to this clause (b) which intercreditor agreement is expressly required under this Agreement or the Administrative Agent deems necessary or advisable to protect the interests of the Lenders, and each Lender agrees to be bound by the terms of such intercreditor agreement. Each Lender acknowledges that the ABL/Fixed Asset Intercreditor Agreement governs, among other things, Lien priorities and rights of the Lenders and the ABL Secured Parties (as defined in the ABL/Fixed Asset Intercreditor Agreement) with respect to the Collateral, including the ABL Priority Collateral.

10.19       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.20      Acknowledgement Regarding Any Supported QFCs~~.~~ To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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